Exhibit 4.1

City Telecom (H.K.) Limited

as Issuer,

and each of its Subsidiaries (except for CTI Guangzhou Customer Services Co. Ltd),

as Guarantors

and

Deutsche Bank Trust Company Americas

as Trustee

INDENTURE

Dated as of January 20, 2005

US$125,000,000

8.75% Senior Notes due 2015

i

ii

iii

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6
(d)	N.A.
314(a)	4.7(1)
315(a)	7.2
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.13
316(a)(last sentence)	2.9
(a)(1)(A)	6.11
(a)(1)(B)	6.12
(a)(2)	N.A.
(b)	6.8
317(a)(1)	6.3
(a)(2)	6.4
(b)	2.4
318(a)	13.1
(b)	N.A.
(c)	13.1

N.A.	means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of January 20, 2005, by and among City Telecom (H.K.) Limited, a company with limited liability under the Companies Ordinance (Cap.32) of Hong Kong (the “Company”), the Subsidiary Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company’s 8.75% Senior Notes due 2015 to be exchanged for the 8.75% Senior Exchange Notes due 2015.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Amounts” has the meaning given to such term in Section 4.22(1).

“Additional Notes” means any Notes (other than Initial Notes and Exchange Notes) issued under this Indenture in accordance with Section 2.2, Section 2.14 and Section 4.9 hereof, as part of the same series as the Initial Notes or as an additional series.

“Additional Taxing Jurisdiction” has the meaning given to such term in Section 4.22(6).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial owner of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Affiliate Transaction” has the meaning given to such term in Section 4.11.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“AICPA” means the American Institute of Certified Public Accountants.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Subsidiary Guarantor;

(b) the sale of Cash Equivalents in the ordinary course of business;

(c) a disposition of inventory in the ordinary course of business;

(d) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(e) transactions permitted under Section 5.1; and

(f) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Subsidiary Guarantor; and

(g) for purposes of Section 4.13 only, the making of a Permitted Investment or a disposition subject to Section 4.10.

“Asset Disposition Offer” has the meaning given to such term in Section 4.13(2).

“Asset Disposition Offer Amount” has the meaning given to such term in Section 4.13(3).

“Asset Disposition Offer Period” has the meaning given to such term in Section 4.13(3).

“Asset Disposition Offer Price” has the meaning given to such term in Section 4.13(2).

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the greater of:

(1) the Fair Market Value of the assets subject to such Sale/Leaseback Transaction; and

(2) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of (a) the number of years (rounded to the nearest one twelfth of a year) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of Hong Kong or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, reorganization or other similar law.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a “person” shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday or Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with US GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with US GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. For purposes of Section 4.17, a Capitalized Lease Obligation shall be deemed secured by a Lien on the assets being leased.

“Cash” or “cash” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

“Cash Equivalent” means:

(a) any evidence of indebtedness issued by the United States of America or any of its instrumentalities or agencies or by Hong Kong or any of its instrumentalities or agencies, or by the Asian Development Bank, the World Bank or any other supranational organization (“Government Entities”) and fully guaranteed or otherwise backed as to principal, premium, if any, interest and all other amounts, by the Government Entity issuing the indebtedness;

(b) investments in time deposit accounts, certificates of deposit and money market deposits issued by a bank or trust company which is organized under the laws of the United States of America, any state of the United States or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of US$500.0 million, or the foreign currency equivalent thereof, and has outstanding long-term debt which is rated “A” or “A-3”, or a similar equivalent rating, or higher by at least one “nationally recognized statistical rating organization”, as defined in Rule 436 under the Securities Act;

(c) investments in commercial paper issued by a corporation, other than an Affiliate of the Company, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made in one of the two highest ratings obtainable from either Moody’s or S&P;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by an state, commonwealth or territory of the United States of America, or by an political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s; or

(f) investment funds investing exclusively in investments of the types described in clauses (a) through (e) above;

and in the case of each of (a), (b) and (c) maturing within one year after the date of acquisition.

“Change of Control” means:

(a) (i) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner”, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (ii) the Permitted Holders “beneficially own”, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group “beneficially owns” directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders “beneficially own” directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

(b) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(c) the sale, lease, assignment, transfer, conveyance or other disposition directly or indirectly, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than a disposition of such assets as an entirety to a Wholly-Owned Subsidiary) to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) mergers, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other assets, other than any such transaction where:

(i) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation, and

(ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(d) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning given to such term in Section 10.1.

“Change of Control Offer Period” has the meaning given to such term in Section 10.1.

“Change of Control Payment Date” has the meaning given to such term in Section 10.1.

“Change of Control Purchase Price” has the meaning given to such term in Section 10.1.

“Clearstream” means Clearstream Banking, S.A.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; and (2) all current maturities of long-term Indebtedness.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense;

(b) Consolidated Income Taxes;

(c) consolidated depreciation expense;

(d) consolidated amortization expense or impairment charges;

(e) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(a) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with US GAAP and the interest component of any deferred payment obligations;

(b) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to US GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(c) non-cash interest expense;

(d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(e) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(f) costs associated with Hedging Obligations (including amortization of fees);

(g) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(h) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with US GAAP;

(i) interest incurred in connection with Investments in discontinued operations; and

(j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (i) the outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis to (ii) the aggregate Consolidated EBITDA of the Company and the Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence, provided, however, that:

(a) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is such an Asset Disposition:

(i) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(c) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a) or (b) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with US GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(i) subject to the limitations contained in clause (c) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(b) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(i) subject to the limitations contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(c) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d) any extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles;

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

(g) any unrealized foreign exchange gains and losses; and

(h) if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, an amount that is equal to (i) the amount of net income or loss attributable to such Restricted Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries unless a greater amount is actually distributed to the Company or a Restricted Subsidiary.

Notwithstanding the foregoing, for purposes of the covenant described under Section 4.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.10(d)(iii)(D).

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with US GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g) Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter of the Company ending at least 30 days prior to the taking of any action for the purpose of which the determination is being made, as:

(a) the par or stated value of all outstanding Capital Stock of the Company, plus

(b) paid-in capital or capital surplus relating to such Capital Stock, plus

(c) any retained earnings or earned surplus, less:

(i) any accumulated deficit,

(ii) any amounts attributable to Disqualified Stock,

(iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the issue date in the book value of any asset,

(iv) all Investments in Persons that are not Restricted Subsidiaries (except Permitted Investments), and

(v) all unamortized debt discount and expense and unamortized deferred charges,

all of the foregoing determined in accordance with US GAAP.

“consolidation” or “Consolidation” means, with respect to a Person, the consolidation of the accounts of the Subsidiaries with those of such Person, all in accordance with US GAAP; provided, that except where the context otherwise requires “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person but the interest of a Person or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. “Consolidated” shall have the same meaning as Consolidation.

“Continuing Directors” means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of the Company, as applicable, (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company, as applicable, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved.

“Corporate Trust Office” means the office of the Trustee in the Borough of Manhattan, The City of New York.

“Covenant Defeasance” has the meaning given to such term in Section 8.3.

“Credit Facility” means one or more debt facilities (including, without limitation, overdraft facilities with banks, commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related guarantees executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original credit or other agreement or indenture).

“CTI Guangzhou” means CTI Guangzhou Customer Services Co. Limited.

“Currency Agreement” means in respect of any Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement to which such Person is a party or beneficiary.

“Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of a Designated Non-Guarantor Subsidiary and its consolidated Subsidiaries, if any, which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (a) all intercompany items between such Designated Non-Guarantor Subsidiary and any of its consolidated Subsidiaries or between its consolidated Subsidiaries; and (b) all current maturities of long-term Indebtedness.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning given to such term in Section 2.12.

“Definitive Notes” means Notes that are in the form of Note attached hereto as Exhibit A that include the information referred to in footnote 1A but do not include the information called for by footnotes 1B, 2, 4 and 5 thereof.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.

“Designated Non-Guarantor Subsidiary” means CTI Guangzhou and any other Restricted Subsidiary that the Company designates as a Designated Non-Guarantor Subsidiary in accordance with this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(c) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (i) of the Stated Maturity of the Notes or (ii) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.

“Dollar” and “US$” means a U.S. Dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” has the meaning given to such term in Section 2.3.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning given to such term in Section 6.1.

“Excess Proceeds” has the meaning given to such term in Section 4.13(2).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Exchange Guarantees” means the guarantees to be issued pursuant to this Indenture in connection with the offer to exchange guarantees of the Notes for guarantees of the Initial Notes that may be made by the Company pursuant to the Registration Rights Agreement.

“Exchange Notes” means the 8.75% Senior Exchange Notes due 2015, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Notes for the Initial Notes that may be made by the Company pursuant to the Registration Rights Agreement that excludes the information referred to in footnotes 3 and 6 to the form of Note attached hereto as Exhibit A.

“Exchange Offer” means an offer by the Company to issue and deliver to the Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Initial Notes or any Additional Notes, as the case may be, a like principal amount of Exchange Notes, as set forth in the Registration Rights Agreement.

“Existing Purchase Money Debt” means the aggregate Purchase Money Debt of the Company, the Company and its Subsidiary Guarantors outstanding on the Issue Date.

“Fair Market Value” means, with respect to any asset, share or property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value:

(a) in the case of cash, shall be its face amount; and

(b) in the case of any non-cash assets,

shall be determined by a majority of the Board of Directors acting in good faith and evidenced by a resolution of the Board, dated within 30 days of the relevant transaction, delivered to the Trustee.

“Global Notes” means, individually and collectively, each of the Restricted A Global Note and the Restricted B Global Note deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that includes the information referred to in footnotes 1B, 2, 4 and 5 to the form of Note attached hereto as Exhibit A.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“HK$” means the lawful currency of The Hong Kong Special Administrative Region of the People’s Republic of China.

“holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“HSBC Facility” means the HK$200 million loan facility provided by The Hongkong and Shanghai Banking Corporation Limited to Hong Kong Broadband Network Limited pursuant to a facility letter dated October 9, 2002.

“Incur” means issue, create, assume, extend, Guarantee, incur or otherwise become liable for in respect of such debt or other obligation or the recording, as required pursuant to US GAAP or otherwise, of any such debt or obligation on the balance sheet of such Person; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided further, however, that a change in US GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as debt, becoming debt shall not be deemed an incurrence of such debt; provided further, however, that solely for purposes of determining compliance with Section 4.9, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) and (b) above and (d) below) entered into in the ordinary course of business of such Person to the extent such instruments are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the instrument);

(d) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (except trade payables), which purchase price is not more than 120 days overdue from the date of placing such property in service or taking delivery and title thereto;

(e) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(f) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g) the principal component of Indebtedness of the type referred to in clauses (a) through (f) of other Persons and all dividends of other Persons, to the extent Guaranteed by such Person;

(h) the principal component of all Indebtedness of the type referred to in clauses (a) through (g) above of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons; and

(i) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

Notwithstanding the foregoing but subject to Section 4.9(6), Indebtedness shall not include (a) any realization of a Permitted Lien, and (b) Indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such Indebtedness. With respect to any Indebtedness denominated in a currency other than U.S. Dollars, for purposes of determining compliance with any restriction on the Incurrence of such Indebtedness under Section 4.9, the amount of such Indebtedness shall be calculated based on the currency exchange rate in effect at the end of the most recent period for which financial statements are publicly available.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the 8.75% Senior Notes due 2015, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contains the information referred to in footnotes 3 (to the extent applicable) and 6 to the form of Note attached hereto as Exhibit A.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers that are recorded as accounts receivable on the balance sheet of such Person in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with US GAAP; provided that none of the following will be deemed to be an Investment:

(a) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(b) endorsements of negotiable instruments and documents in the ordinary course of business; and

(c) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.10,

(i) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value (as conclusively determined by the Board of Directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means January 20, 2005.

“Judgment Currency” has the meaning given to such term in Section 4.24.

“Legal Defeasance” has the meaning given to such term in Section 8.2.

“Legal Holiday” has the meaning given to such term in Section 13.7.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, pledge, security interest, encumbrance, declaration of or settlement on trust, hypothecation, deposit arrangement, preference, priority, preferential arrangement, lien or charge of any kind (including any Capitalized Lease Obligations, conditional sale or other title retention agreement or lease in the nature thereof or any Sale/Leaseback Transaction).

“Material License” means, with respect to the Company or a Restricted Subsidiary, a license, authorization or concession to operate a Telecommunications Business, which, at the time of determination, accounts for more than 10% of the Consolidated EBITDA for the four full fiscal quarters next preceding the date of determination for which consolidated financial statements are available.

“Moody’s” means Moody’s Investors Services, Inc. and its successors.

“Net Available Cash” from any Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under US GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition;

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with US GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(e) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after, the date of such sale.

“Net Cash Proceeds, ” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of a Designated Non-Guarantor Subsidiary, as its total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items), after giving effect to purchase accounting and after deducting therefrom Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or business acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of such Designated Non-Guarantor Subsidiary immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with US GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than such Designated Non-Guarantor Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in its Current Liabilities; and

(g) Investments in and asset of Unrestricted Subsidiaries.

“Non-Recourse Debt” means Indebtedness of a Person:

(a) as to which neither the Company nor any Restricted Subsidiary (i) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise);

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(c) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Notes” means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes issued in whole or in part in global form, or any successor entity thereto appointed as Notes custodian hereunder.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Obligation” means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company or any Subsidiary Guarantor under the terms of the Notes, the Subsidiary Guarantees or this Indenture, including any Additional Amounts and any Registration Default Damages due pursuant to the terms of the Registration Rights Agreement.

“Offering Memorandum” means the offering memorandum related to the offering of the Initial Notes, dated January 13, 2005.

“Officer” means, with respect to the Company or any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or such Subsidiary Guarantor, as applicable, or an equivalent of such officer in the respective jurisdiction of its incorporation.

“Officers’ Certificate” means, with respect to a Person, a certificate signed by (i) two Officers, (ii) by an Officer and an Assistant Treasurer or an Assistant Secretary or (iii) some other person appointed on their behalf by the Board of Directors of such Person and otherwise complying with the requirements of Sections 13.4 and 13.5.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Company or the Trustee and who is acceptable to the Trustee, complying with the requirements of Sections 13.4 and 13.5.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning given to such term in Section 2.3.

“Payment Default” has the meaning given to such term in Section 6.1.

“Payor” has the meaning given to such term in Section 4.22(1).

“Permitted Holders” means Wong Wai Kay, Ricky, Cheung Chi Kin, Paul and any Affiliate or Related Person thereof.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary:

(a) in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Telecommunications Business;

(b) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Telecommunications Business;

(c) in cash and Cash Equivalents;

(d) in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments including as a result of any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade creditor or customer;

(g) made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.13;

(h) for Fair Market Value, together with all other Investments pursuant to this clause (h), in an aggregate amount at the time of such Investment not to exceed US$10 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(i) any assets or Capital Stock of any Person made out of the Net Cash Proceeds of the substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock) or the consideration for which consists solely of Capital Stock (other than Disqualified Stock) of the Company; provided that the issuance of such Capital Stock shall be included in the calculation set forth in Section 4.10(1)(d)(iii)(B), at any one time outstanding; and

(j) Hedging Obligations entered into for bona fide hedging purposes and not for speculation and otherwise permitted by this Indenture.

“Permitted Liens” means, with respect to any Person:

(a) Liens securing Indebtedness and other obligations under a Credit Facility and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company, in each case permitted to be Incurred under Section 4.9(1)(a) of the covenant “Limitation on indebtedness”;

(b) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(c) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not more than 60 days past due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by US GAAP shall have been made in respect thereof;

(d) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded provided appropriate reserves required pursuant to US GAAP have been made in respect thereof;

(e) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(f) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g) judgment Liens not giving rise to a Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(h) Liens for the purpose of securing Indebtedness permitted under Section 4.9(2)(g) provided that such Liens are created within 180 days of construction or acquisition of such Telecommunication Assets and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto:

(i) Liens existing on the Issue Date;

(j) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(k) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(l) Liens securing Indebtedness or other obligations of a Subsidiary Guarantor owing to the Company or another Subsidiary Guarantor;

(m) Liens securing the Notes and Subsidiary Guarantees; and

(n) Liens securing Refinancing Indebtedness secured by Liens referred to in sub-clauses (a), (i), (j) or (k) above or of any Existing Purchase Money Debt, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

(i) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under paragraphs (a), (i), (j) or (k) above or of any Existing Purchase Money Debt, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and

(ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing Indebtedness;

(o) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) and created over assets or property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of the incurrence of any such Lien; and

(p) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation.

“Person” or “person” means any association, corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated organization, government or any agency or political subdivision thereof, trust or other entity.

“Preferred Stock, “ as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of any Indebtedness means the principal of such Indebtedness.

“Pro Forma” or “pro forma” shall have the meaning set forth in Article 11 of Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

“property” means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

“Purchase Money Debt” means, with respect to Telecommunications Assets, Indebtedness:

(a) consisting of the deferred purchase price of such assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, obligations in respect of industrial revenue bonds and Capitalized Lease Obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the Telecommunications Assets being financed; and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Telecommunications Assets, including additions and improvements thereto;

provided, however, that such Indebtedness is Incurred within 180 days after the acquisition, construction or lease of such Telecommunications Assets by the Company or such Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means an offering for cash by the Company of its Common Stock; provided, however, that the aggregate gross cash proceeds received by the Company from such offering shall be no less than US$20 million.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Record Date” means a Record Date specified in the Notes whether or not such Record Date is a Business Day, or, if applicable, as specified in Section 2.12.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A.

“Redemption Price,” when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Note attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest, Registration Default Damages, if any, and Additional Amounts, if any, to, but not including, the Redemption Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) (a) any Indebtedness existing on the date of this Indenture or (b) Incurred in compliance with this Indenture, other than in the case of (a) and (b), Indebtedness Incurred under the HSBC Facility, including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary and including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(a) (i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(d) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Indebtedness Incurred by the Company or any Restricted Subsidiary (the “Refinancing Debt”) within 180 days prior to the date on which other Indebtedness of the Company or such Restricted Subsidiary, as the case may be (the “Refinanced Debt”), is to be fully repaid will be deemed to be Refinancing Indebtedness in respect of the Refinanced Debt if: (i) the agreement to which the Company or such Restricted Subsidiary is a party relating to the Refinancing Debt expressly provides that the Company or such Restricted Subsidiary shall apply the proceeds from the Refinancing Debt to the repayment of the Refinanced Debt within 180 days of the date the Refinancing Debt is Incurred; (ii) the proceeds from the Refinancing Debt are actually applied to permanently repay the Refinanced (with corresponding permanent reduction of the commitment amounts related to Refinanced if such Refinanced Debt was provided under a revolving credit or similar facility) within such 180-day period;

(iii) the Refinancing Debt meets the requirements set forth in clauses (a) through (d) above and in relation to the Refinanced Debt is not being used to refinance debt in violation of Section 4.9(3); (iv) the Company provides the Trustee an Officers’ Certificate at the time the Refinancing Debt is Incurred that specifies the amounts of the Refinancing Debt, specifies the relevant Refinanced Debt and certifies that such incurrence meets all the requirements of this Indenture; and (v) until the Refinanced Debt is repaid, the proceeds of the Refinancing Debt are kept in a segregated account in the form of cash and deposits (as such term is used in the Company’s financial statements).

“Registrar” has the meaning given to such term in Section 2.3.

“Registration Default Damages” means all Registration Default Damages then owing pursuant to the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Related Business Assets” means assets used or useful in a Telecommunications Business.

“Related Person” with respect to any Permitted Holder means:

(a) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual’s estate, executor, administrator, committee or beneficiaries; or

(b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding sub-clause (a).

“Relevant Tax Jurisdiction” has the meaning given to such term in Section 4.22(1).

“resolution” means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

“Restricted A Global Note” means a Global Note substantially in the form of Exhibit A hereto that includes the information referred to in footnotes 1B, 2, 4 and 5 to the form of Note and deposited with or on behalf of the Custodian, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Restricted B Global Note” means a Global Note substantially in the form of Exhibit A hereto that includes the information referred to in footnotes 1B, 2, 4 and 5 to the form of Note and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the legend set forth in Section 2.6(8)(a).

“Restricted Global Note” means a Global Note bearing the legend set forth in Section 2.6(8)(a).

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than Permitted Investments.

“Restricted Payment” has the meaning given to such term in Section 4.10(1)(d).

“Restricted Subsidiary” means, in one or a series of related transactions, any Subsidiary of the Company that is not an Unrestricted Subsidiary. As of the Issue Date, all the Subsidiaries of the Company are Restricted Subsidiaries.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means any arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“SAS 100 Review” has the meaning given to such term in Section 4.10(1)(A).

“SEC” means the Notes and Exchange Commission of the United States of America.

“Securities Act” means the Securities Act of 1933, as amended, of the United States of America, and the rules and regulations of the SEC promulgated thereunder.

“Senior Debt” of a Person means:

(a) all senior secured Indebtedness under its Credit Facilities;

(b) all of its Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by it; and

(c) any of its Purchase Money Debt; provided, however, that Senior Debt shall not include:

(i) any Subordinated Obligation or Guarantor Subordinated Obligation;

(ii) any Indebtedness Incurred in violation of the provisions of this Indenture;

(iii) accounts payable or any other obligations of such Person to trade creditors created or assumed by it in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(iv) any liability for Federal, state, local or other taxes owed or owing by such Person;

(v) any obligation of the Company to a Restricted Subsidiary; or

(vi) any obligations with respect to any Capital Stock of such Person.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Special Record Date” for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Strategic Equity Investment” means the issuance and sale by the Company of its Capital Stock (excluding Disqualified Stock) to a Strategic Investor; provided, however, that the aggregate gross cash proceeds received by the Company from such issuance and sale shall be no less than US$25 million.

“Strategic Investor” means any Person primarily engaged in the Telecommunications Business (or a wholly-owned subsidiary thereof) that has an equity market capitalization, at the time of its initial purchase of the Capital Stock (excluding Disqualified Stock) of the Company, in excess of US$1 billion.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date, in each case other than a Designated Non-Guarantor Subsidiary.

“substantially concurrent” means with respect to two events, the second event shall occur no later than 35 days after the first event; provided, however, that if the second event requires a call notice, redemption notice or other similar notification to be issued or delivered, such notice shall be issued or delivered no later than 5 days after the first event.

“Telecommunications Business” means the business of:

(a) operating or owning a license, authorization or concession to operate a cable or telephone or telecommunications (including internet and broadband network) system or service;

(b) transmitting, or providing services relating to the transmission of, voice, video, subscription programming, on-line and media services or data through leased or owned wireline, wireless or other transmission facilities;

(c) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in the businesses identified in (a) and (b) above and or otherwise in a communications business;

(d) any business related, ancillary or complementary to those identified in (a), (b) and (c) above; or

(e) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in sub-clauses (a), (b), (c) and (d) above,

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

“Telecommunication Assets” means:

(a) any property or assets (other than cash, Cash Equivalents, Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in the Telecommunications Business; or

(b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary from any Person other than an affiliate thereof;

provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Telecommunications Business; and provided further, however, that for purposes of the definition of Purchase Money Debt, Telecommunications Assets shall consist only of the property and assets described in sub-clause (a) above and shall not include property or assets constituting all or substantially all the assets of a business or an operating unit of a business.

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S. Code §§ 77aaa-77bbbb) as in effect from time to time.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in Section 2.6(8)(a).

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the legend set forth in Section 2.6(8)(a).

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the legend set forth in Section 2.6(8)(a).

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and has not been redesignated as a Restricted Subsidiary as provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(i) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(ii) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(iii) such designation and the Investment of the Company in such Subsidiary complies with Section 4.10;

(iv) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(v) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(A) to subscribe for additional Capital Stock of such Person; or

(B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(vi) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least US$1.00 of additional Indebtedness pursuant to Section 4.9(1) on a pro forma basis taking into account such designation.

“US GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on US GAAP contained in this Indenture will be computed in conformity with US GAAP.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described in Section 4.9, whenever it is necessary to determine whether the Company or a Restricted Subsidiary has complied with any covenant in this Indenture or a Default has occurred and an amount is expected in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” means all claims of Capital Stock or other interests which at the time are entitled (or at the election of the holder thereof can be converted into Capital Stock or other interests which are entitled) to vote in the election of, as applicable, directors, members or partners generally.

“Wholly-Owned Subsidiary” means at any time a Restricted Subsidiary, all the Capital Stock of which at such time (other than directors’ qualifying shares or other similar shares required by applicable law to be owed by a third person) are owned, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries.

Section 1.2 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“obligor” under this Indenture means the Company, each Subsidiary Guarantor and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with US GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

(8) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(1) The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

(2) The terms and provisions contained in the forms of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(3) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, transfers and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Paying Agent, Registrar or the Notes Custodian, at the direction of the Paying Agent or Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(4) Restricted A Global Note and Restricted B Global Note. Notes shall be issued initially in the form of a Restricted A Global Note and a Restricted B Global Note, each of, which shall be deposited with the Notes Custodian and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted A Global Note or the Restricted B Global Note may from time to time be increased or decreased by adjustments made on Schedule A to such Global Note, as herein provided.

(5) Applicable Procedures. With respect to any transfer or exchange of beneficial interests in the Global Notes that are held by Indirect Participants or Participants through the Depositary, Euroclear or Clearstream, the rules and procedures of the Depositary, Euroclear and Clearstream shall, respectively, apply to such transfer or exchange.

(6) Definitive Notes. Definitive Notes issued upon transfer of a beneficial interest or a Definitive Note, or in exchange for a beneficial interest or a Definitive Note, shall be issued in accordance with this Indenture.

Section 2.2 Execution and Authentication.

(1) Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Note for the Company by manual or facsimile signature.

(2) If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

(3) A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

(4) The Trustee shall authenticate Initial Notes for original issue in the aggregate principal amount of up to US$125,000,000 and shall authenticate Exchange Notes for original issue in the aggregate principal amount of up to US$125,000,000, in each case upon a written order of the Company in the form of an Officers’ Certificate; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement or the exchange offer made as contemplated thereby. The Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. Upon the written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

(5) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

(6) Notes shall be issuable only in registered form without coupons in denominations of US$1,000 and any integral multiples thereof.

(7) The Company may issue Additional Notes from time to time after the offering of the Initial Notes. The issuance of Additional Notes will be subject to the provisions of Section 4.9 hereof. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.3 Registrar and Paying Agent.

(1) The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration, transfer or for exchange (“Registrar”), and an office or agency where Notes may be presented for payment (“Paying Agent”), and where notices and demands to or upon the Company in respect of the Notes may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.13 and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Company hereby appoints the Trustee as Registrar and Paying Agent, and by its acknowledgement and acceptance on the signature page hereto, the Trustee hereby agrees so to act.

(2) The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. Until the Company notifies the Trustee that it is maintaining a Registrar or Paying Agent, the Trustee shall act as such.

(3) The Company initially appoints The Depository Trust Company (“DTC”), to act as Depositary with respect to the Global Notes. The Registrar will maintain a register that shows the DTC or its nominee as the owner of the Global Note certificate, or in the event that physical, certificated Notes are issued, that shows the persons to which such physical, certificated Notes are issued as the owners of such Notes.

(4) The Company initially appoints the Trustee to act as Notes Custodian with respect to the Global Notes and the Trustee hereby agrees so to act.

(5) Upon the occurrence of an Event of Default described in Section 6.1(5), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder, if such Registrar and Paying Agent shall be other than the Trustee.

Section 2.4 Paying Agent to Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

Section 2.5 Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.6 Transfer and Exchange.

(1) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request to (1) register the transfer of such Definitive Notes or (2) exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange:

(a) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing; and

(b) in the case of Transfer Restricted Notes that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

(i) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

(ii) if such Transfer Restricted Note is being transferred to a QIB that is aware that any sale of Notes to it will be made in reliance on Rule

144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account or for the account of another such QIB, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

(iii) if such Transfer Restricted Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

(iv) if such Transfer Restricted Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States of America, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note) and an opinion of counsel reasonably acceptable to the Company and to the Registrar, if the Company so requests, to the effect that such transfer is in compliance with the Securities Act.

(2) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(a) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

(b) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

(3) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a beneficial interest in the same Global Note or another Global Note or transfer to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note or another Global Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of a Transfer Restricted Note, the additional information and documents (all of which may be submitted by facsimile) set forth in Section 2.6(4)(a)(i) to (iv), the Trustee or the Notes Custodian, at the direction of the Trustee, shall, where a beneficial interest in a Global Note is being exchanged for a beneficial interest in another Global Note or transferred to a Person who takes delivery in the form of beneficial interest in another

Global Note, cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of one Global Note to be reduced and the aggregate principal amount of the other Global Note to be increased accordingly.

(4) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

(a) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

(i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

(ii) if such beneficial interest is being transferred to a QIB, that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Note for its own account or the account of another such QIB, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note); or

(iii) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

(iv) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States of America, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note) and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar, if the Company so requests, to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Notes Custodian, at the direction of the Trustee, shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers’ Certificate, the Trustee’s authenticating agent will authenticate and deliver to the transferee a Definitive Note.

(b) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(4) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered.

(5) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in paragraph (6) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(6) Authentication of Definitive Notes in Absence of Depositary. If at any time:

(a) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within ninety days after delivery of such notice;

(b) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes, represented by the Global Notes; or

(c) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate requesting the authentication and delivery of Definitive Notes, will, or its authenticating agent will, authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

(7) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an order to authenticate the Notes in accordance with Section 2.2, the Trustee shall authenticate (A) one or more Exchange Notes that are Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that make the certifications in the applicable Letters of Transmittal required by the Registration Rights Agreement, and accepted for exchange in the Exchange Offer and (B) Exchange Notes that are Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Exchange Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(8) Legends.

(a) Except as permitted by the following subparagraph (c) and except for the Exchange Notes, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) THAT IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT;

(2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUESTS OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THIS INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(a) For the six months following the Issue Date, each Note that is listed or quoted on the SGX-ST or a recognized securities exchange (as such term is defined in the Securities and Futures Act, chapter 289 of Singapore) will contain a legend substantially to the following effect:

(b) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

(i) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above in Section 2.6(8)(a) and rescind any restriction on the transfer of such Transfer Restricted Note; and

(ii) any such Transfer Restricted Note represented by a Global Note shall not be subject to the provisions set forth in Section 2.6(8)(a) (such sales or transfers being subject only to the provisions of Section 2.6(3) and Section 2.6(8)(b), to the extent applicable); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Note).

(9) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or the Notes Custodian at the direction of the Trustee or the Registrar to reflect such increase.

(10) Obligations with respect to Transfers and Exchanges of Definitive Notes.

(a) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(b) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2(4), 2.10, 3.6, 4.13(8)(h), 9.5, or 10.1).

(c) The Registrar shall not be required to register the transfer of or exchange of (i) any Definitive Note selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Note being redeemed in part, or (ii) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.13 or redemption of Notes pursuant to Article III and ending at the close of business on the day of such mailing.

(d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

Section 2.7 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence satisfactory to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company.

Any replacement Note authenticated and delivered pursuant to this Section in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the mutilated, lost, destroyed or stolen Note and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8 Outstanding Notes.

(a) Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Global Note) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9.

(b) If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

(c) If, on a Redemption Date or the Stated Maturity, the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal, Redemption Price, interest, Additional Amounts, Registration Default Damages and premium, if any, due on the Notes payable on that date and payment of the Notes called for redemption is not otherwise prohibited, then on and after that date such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

(d) If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

Section 2.9 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or any Subsidiary of the Company or its respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be disregarded.

Section 2.10 Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers’ Certificate, authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Notes surrendered for transfer, exchange, payment, replacement, or cancellation in accordance with its customary procedures subject to the records retention requirements of the Exchange Act or return them to the Company. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted in the form of Notes and as permitted by this Indenture.

Section 2.12 Defaulted Interest.

(1) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(2) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on (a) the defaulted interest at the rate and in the manner provided in Section 4.1 and (b) the Note (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit at least one Business Day prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Company shall promptly notify the Paying Agent and the Trustee of such Special Record Date and, the Paying Agent in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Note register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (b), such manner shall be deemed practicable by the Trustee and the Paying Agent.

(3) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon the registration or transfer of, or in exchange for or in lieu of any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14 Issuance of Additional Notes

The Company shall be entitled, subject to its compliance with Section 4.9 hereof, to issue additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance and issue price. The Initial Notes issued on the date hereof, any additional Notes and all Exchange Notes issued in exchange therefore shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any additional Notes, the Company shall set forth in resolution of its Board of Directors and an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date and the CUSIP number of such additional Notes; and

(c) whether such additional Notes shall be subject to restrictions on transfer.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee.

(1) If the Company elects to redeem Notes pursuant to this Indenture and Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

(2) If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to this Indenture and Paragraph 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers’ Certificate, and the Paying Agent of the amount of the reduction and deliver such Notes with such notice.

(3) The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.1 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2 Selection of Notes to Be Redeemed.

(1) If less than all of the Notes are to be redeemed pursuant to this Indenture and Paragraph 5 of the Notes thereof, the Trustee shall select the Notes to be redeemed on a pro rata basis at least 20 days prior to the Redemption Date, by lot or by such other method as the Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

(2) The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of US$1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to US$1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than US$1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3 Notice of Redemption.

At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed to such Holder’s last address as then shown upon the registry books of the Registrar. At the Company’s request, the Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price to be paid upon such redemption or if the redemption is made pursuant to Section 3.7, a calculation of the redemption price;

(3) the name and address of the Paying Agent and the Registrar;

(4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash or U.S. Government Obligations sufficient to fund the Redemption Price in accordance with Section 3.5 or (b) such redemption payment is prohibited, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount, equal to US$1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued upon cancellation of the original Note;

(7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(8) the CUSIP number of the Notes to be redeemed; and

(9) that the notice is being sent pursuant to this Section 3.3 and pursuant to the optional redemption provisions of Paragraph 5 of the Notes or Section 3.7 or Section 3.8.

Section 3.4 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, provided that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.5 Deposit of Redemption Price.

(1) No later than 10:00 a.m. (New York time) on the Business Day immediately preceding any Redemption Date, the Company shall deposit in same day funds with the Paying Agent (other than the Company or an Affiliate of the Company) cash or U.S. Government Obligations sufficient to pay the Redemption Price of all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash or U.S. Government Obligations so deposited, and any interest thereon, which is not required to pay the Redemption Price of all Notes to be redeemed.

(2) If the Company complies with the preceding paragraph and payment of the Notes called for redemption is not prohibited for any reason, interest on the Notes to be redeemed and Registration Default Damages, if any, shall cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.5(1), interest and Registration Default Damages, if any, shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 and in the Note.

Section 3.6 Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner deemed appropriate and fair, and authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered. The Notes may be redeemed in part in multiples of US$1,000 only.

Section 3.7 Right of Redemption.

(1) Redemption of Notes, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article III.

(2) At any time on or after February 1, 2010, the Company shall have the right to redeem on one or more occasions the Notes for cash at its option, in whole or in part, to each Holder of Notes at the Redemption Prices specified in the form of Note attached as Exhibit A in Paragraph 5 thereof, in each case (subject to the provisions set forth in Sections 3.4 and 3.7(4)).

(3) At any time prior to February 1, 2008, upon any Qualified Equity Offering or a Strategic Equity Investment, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture may be redeemed at the Company’s option within 75 days of such Qualified Equity Offering or, as the case may be, Strategic Equity Investment, at a redemption price equal to 108.75% of principal, together with accrued and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any, thereon to, but not including, the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to this Indenture on the Issue Date remain outstanding.

(4) If the Redemption Date hereunder is on or after an interest Record Date on which the Holders of record have a right to receive the corresponding interest due and Registration Default Damages and Additional Amounts, if any, and on or before the associated Interest Payment Date, any accrued, if any, and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any, due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest and Registration Default Damages, if any, and Additional Amounts, if any, will not be payable to Holders whose Notes are redeemed pursuant to such redemption and who were not Holders on the Record Date.

(5) Any redemption shall be on not less than 30 days nor more than 60 days notice to each Holder of Notes.

(6) Except as provided in this Indenture and Paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

Section 3.8 Optional Tax Redemption

(1) If, as a result of any change in or amendment to the laws, regulations or rulings of any jurisdiction where each of the Company and the Subsidiary Guarantors is organized or is otherwise considered by a taxing authority to be a resident for tax purposes (or, in each case, any political organization or governmental authority thereof or therein having the power to tax) (a

“Relevant Tax Jurisdiction”), or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction is a party, which in each case is proposed and becomes effective on or after the Issue Date, in making any payment due or to become due under the Notes or this Indenture, including any Registration Default Damages, (a) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts and (b) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company, the Notes may be redeemed at the option of the Company in whole but not in part, upon not less than 30 nor more than 60 days’ notice in accordance with the procedures set forth in this Indenture, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including the date of redemption. The Company will also pay to Holders on the date of redemption any Additional Amounts which are payable.

(2) Prior to the publication of any notice of redemption in accordance with Section 3.8(1), the Company shall deliver to the Trustee (i) an Officers’ Certificate stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), the Company is entitled to effect such redemption describing the facts leading thereto and stating that the requirement to pay Additional Amounts cannot be avoided by the Company, taking reasonable measures available to it, (ii) an Opinion of Counsel, qualified under the laws of the Relevant Taxing Jurisdiction, to the effect that the Company has or will become obligated to pay Additional Amounts on the next succeeding Interesting Payment Date as a result of such change or amendment and (iii) a memorandum of Counsel or other written analysis of Counsel to the effect that such obligation cannot be avoided by the Company taking reasonable measures available to it. Such notice, once delivered by the Company to the Trustee, will be irrevocable.

(3) No notice of Redemption as described in this Section 3.8 may be given (a) earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Notes or this Indenture then due and payable and (b) unless at the time such notice is given, such obligation to pay such Additional Amount remains in effect.

Section 3.9 Notices to SGX-ST.

In addition to the notice required under Section 3.3, so long as the Notes are listed on the SGX-ST and it is required by the rules of the SGX-ST, all notices to Holders will be valid if published in a daily newspaper of general circulation in Singapore (or, if the Holders of any Notes can be identified, notices to such Holders may also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX-ST.

Notwithstanding anything in this Indenture in any case where the identity and addresses of all the holders of the Notes are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Notes.

(1) The Company shall pay the principal of, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes on the dates and in the manner provided herein and in the Notes. An installment of principal of or premium, if any, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on the Notes shall be considered paid on the date it is due if (i) the Company deposits such amounts with the Trustee pursuant to 4.1(3) below and (ii) the Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depository in accordance with the Depository’s procedures) on that date cash deposited and designated for and sufficient to pay the installment.

(2) The Company shall pay interest on overdue principal and on overdue installments of interest (and Registration Default Damages, if any, and Additional Amounts, if any) at the rate specified in the Notes compounded semi-annually, to the extent lawful.

(3) No later than 10:00 am (New York time) on the Business Day immediately preceding the date of any payment to Holders under this Indenture, the Company shall deposit in same day funds with the Paying Agent money sufficient to pay to the Holders the amount of such payment.

Section 4.2 Maintenance of Office or Agency.

(1) The Company and the Subsidiary Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Subsidiary Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

(2) The Company and the Subsidiary Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Subsidiary Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

Section 4.3 Corporate and Partnership Existence.

Except as otherwise permitted by Article V, Section 4.13 or Section 11.4, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Subsidiary Guarantors and each of their respective Subsidiaries.

Section 4.4 Payment of Taxes and Other Claims.

The Company and the Subsidiary Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Subsidiary Guarantor or any of their Subsidiaries or any of their respective properties and assets and (b) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Subsidiary Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Subsidiary Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established, to the extent required by and in accordance with US GAAP.

Section 4.5 Maintenance of Properties and Insurance.

(1) The Company and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is permitted under Section 4.13 or Article V.

(2) The Company and its Restricted Subsidiaries shall provide, or cause to be provided, for themselves and each of their Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry of the Company and its Restricted Subsidiaries.

Section 4.6 Compliance Certificate; Notice of Default.

(1) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers’ Certificate, one of the signatories of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and also stating that a review of the Company activities and the activities of its Restricted Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and the Subsidiary Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Subsidiary Guarantor or any Restricted Subsidiary of the Company to comply with any conditions or covenants in this Indenture or of any Defaults and, if such signer does know of such a failure to comply or Default, the certificate shall describe such failure and Default with particularity. The Officers’ Certificate shall also notify the Trustee whether the relevant fiscal year ends on any date other than the current fiscal year end date.

(2) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders and such notice references the Notes and this Indenture.

Section 4.7 Reports.

(1) Subject to sub-clause (2) of this Section 4.7, the Company will:

(a) provide the Trustee and the Holders with:

(i) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or the successor form) within 150 days after the end of each of its fiscal years commencing with the annual report on Form 20-F for the fiscal year ending August 31, 2005;

(ii) semi-annual reports on Form 6-K (or any successor form) including, whether or not required, unaudited semi-annual financial statements (which shall include at least a balance sheet, income statement and cash flow statement and Notes thereto, in each case prepared in accordance with generally accepted accounting principles in Hong Kong, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect thereto within 90 days after the end of each of the semi-annual period of each of its fiscal years;

(iii) such other reports filed with the SEC by the Company; and

(iv) annual reports within 120 days after the end of each fiscal year and semi-annual reports within 90 days after the end of the semi-annual period of each fiscal year, each containing the information required by the rules or requirements of The Stock Exchange of Hong Kong Limited and any filings or announcements pursuant to the rules or requirements of The Stock Exchange of Hong Kong Limited.

(b) file with the SEC, to the extent permitted, the information, documents and reports referred to in sub-clause (1)(a) of this Section 4.7 within the periods specified above.

(2) Where it is required or necessary (whether as a result of the Company wishing to Incur any Indebtedness or otherwise) to determine compliance by the Company with Sections 4.9 or 4.17, and:

(a) the date of such determination is more than 135 days from the balance sheet date of the Company’s most recent semi-annual consolidated financial statements or annual consolidated financial statements, as the case may be, which have been subject to an audit or a SAS 100 Review by independent accountants; and

(b) no consolidated financial statements (which shall include at least a balance sheet, income statement and cashflow statement and Notes thereto and have been subject to a SAS 100 Review or an audit by independent accountants) for the most recent four fiscal quarters are in existence, the Company will, on request by the Trustee, cause to be prepared and provided to the Trustee and the Holders, consolidated financial statements (which shall include at least a balance sheet, income statement and cashflow statement and Notes thereto) for the most recent four fiscal quarters to be subject to an audit or a SAS 100 review by independent accountants.

Section 4.8 [Reserved]

Section 4.9 Limitation on Indebtedness.

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Restricted Subsidiaries (other than the Designated Non-Guarantor Subsidiaries) may Incur Indebtedness if:

(a) on the date of such Incurrence, and after giving effect thereto and the application of the proceeds thereof, the Consolidated Leverage Ratio for the Company and the Restricted Subsidiaries would be less than 4.25 to 1.0; and

(b) on the date thereof no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(2) Section 4.9(1) will not prohibit the Incurrence of the following Indebtedness:

(a) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to a Credit Facility in an aggregate amount not to exceed, at any time outstanding, US$15 million;

(b) Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

(c) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(ii) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(iii) (1) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(2) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary which is the Obligor, as the case may be;

(d) Indebtedness represented by (i) the Notes issued on the Issue Date and the Subsidiary Guarantees, (ii) any Indebtedness (other than the Indebtedness described in Section 4.9(2)(a), (b), (c), (e), (f), (g), (h), (i) and (j)) outstanding on the Issue Date and (iii) any Refinancing Indebtedness Incurred in accordance with Section 4.9(3) and in respect of any Indebtedness described in this sub-clause (d) or sub-clause (e) or sub-clause (g) or Incurred pursuant to this Section 4.9(1);

(e) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to Section 4.9(1) after giving effect to the Incurrence of such Indebtedness pursuant to this sub-clause (e);

(f) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements and the Interest Rate Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture;

(g) the Incurrence by the Company or any of its Restricted Subsidiaries (each a “PMD Entity”) of Purchase Money Debt for Telecommunications Assets provided that:

(i) the aggregate principal amount of such Purchase Money Debt does not exceed 100% of the sum of:

(A) the Fair Market Value (on the date of the Incurrence thereof) of the applicable Telecommunications Assets;

(B) the Fair Market Value of any services to be provided to the PMD Entity by the seller of the applicable Telecommunications Assets in connection with the construction, installation and maintenance of such assets;

(C) the amount of interest on such debt permitted to be capitalized during the period of construction and installation of such assets under US GAAP; and

(D) any fees required to be paid by the PMD Entity with respect to any Guarantee of such Purchase Money Debt; and

(ii) the aggregate principal amount of all Indebtedness Incurred and then outstanding pursuant to this clause (g) plus the aggregate principal amount of all then outstanding Existing Purchase Money Debt (together with all Refinancing Indebtedness Incurred and then outstanding in respect of Indebtedness previously Incurred pursuant to this sub-clause (g) or in respect of Existing Purchase Money Debt) does not exceed US$10 million;

(h) Indebtedness Incurred in respect of performance bonds and letters of credit provided by the Company or a Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;

(i) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(j) In addition to the items referred to in sub-clauses 2(a) through (i) of this Section 4.9, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount of which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this sub-clause 2(j) and then outstanding, shall not exceed US$1 million at any time outstanding.

For purposes of determining compliance with this Section 4.9, references to “Restricted Subsidiary” or “Restricted Subsidiaries” in sub-clause (2) of this Section 4.9 (other than sub-clause 2(c)) shall exclude Designated Non-Guarantor Subsidiaries.

(3) The Company is not permitted to Incur any Indebtedness under Section 4.9(2) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor is permitted to Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary is permitted to Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company. Neither the Company nor a Restricted Subsidiary is permitted to Incur any Indebtedness if the proceeds are used to refinance Indebtedness of an Unrestricted Subsidiary.

(4) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.9:

(a) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 4.9(1) and 4.9(2), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

(b) all Indebtedness outstanding on the date of this Indenture under any Credit Facility shall be deemed initially Incurred on the Issue Date under sub-clause (2)(a) of this Section 4.9 and not sub-clause (2)(d)(ii) of this Section 4.9 (other than Indebtedness outstanding on the date of this Indenture under the HSBC Facility which shall be deemed initially incurred on the Issue Date under sub-clause 2(d)(ii) of this Section 4.9);

(c) Indebtedness permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.9 permitting such Indebtedness; and

(d) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with US GAAP.

(5) The Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this section 4.9, the Company shall be in Default of this Section 4.9).

(6) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(7) The Company and the Subsidiary Guarantors shall not, and will not permit any Restricted Subsidiary to, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of any of the Company or any Restricted Subsidiary, unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Subsidiary Guarantees on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.

(8) Notwithstanding anything to the contrary contained in this Section 4.9, any increase in the amount of Indebtedness due to currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this Section 4.9.

Section 4.10 Limitation on Restricted Payments.

(1) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(a) declare or pay any dividend or make any distribution (whether made in cash, securities or other assets or property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(i) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis or on a basis that results in receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);

(b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(c) purchase, repurchase, redeem or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case constituting Senior Debt and due within one year of the date of purchase, repurchase, redemption or other acquisition or retirement); or

(d) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase other acquisition, retirement or Restricted Investment referred to in sub-clauses (a) through (d) above shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(i) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom);

(ii) the Company is not able to Incur an additional US$1.00 of Indebtedness pursuant to Section 4.9 after giving effect, on a pro forma basis, to such Restricted Payment; or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed the sum of:

(A) 50% of Consolidated Net Income for the period (treated as one accounting period), from the beginning of the first fiscal quarter during which the Notes are issued, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment for which consolidated financial statements are in existence and have been subject to a review in accordance with the requirements of Statement of Auditing Standards 100 issued by the AICPA (a “SAS 100 Review”) or an audit (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees);

(C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness (other than any Indebtedness issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees) of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); and

(D) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person (other than the Company or a Restricted Subsidiary) resulting from:

(1) dividends, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

(2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this sub-clause (D) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this sub-clause (D) to the extent it is already included in Consolidated Net Income.

(2) Section 4.10(1), however, will not prohibit:

(a) any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Capital Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that (i) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale of Capital Stock will be excluded from Section 4.10(1)(d)(iii)(B);

(b) any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, legal defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under Section 4.9 and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

(c) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision and this Indenture; provided, however, that (a) such dividends will be included in subsequent calculations of the amount of Restricted Payments and (b) at the time of such payment, no Default or Event of Default has occurred and is continuing (or result therefrom);

(d) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed US$2 million in the aggregate during any calendar year and US$10 million in the aggregate for all such redemptions and repurchases; provided, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

(e) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(f) Restricted Payments in an amount not to exceed US$15 million; provided that the amount of such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments; and

(g) the purchase or redemption of any Subordinated Obligations, to the extent required by the terms of such Indebtedness following a Change of Control; provided, however, that the Company has made a Change of Control Offer and has purchased all Notes tendered in connection with that Change of Control Offer; provided further, however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments.

(3) For the purposes of Section 4.10, the amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant in this Section 4.10 were computed.

Section 4.11 Limitation on Affiliate Transactions.

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) or any series of related Affiliate Transaction unless:

(a) the terms of such Affiliate Transaction are (i) set forth in writing, (ii) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (iii) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(b) in the event such Affiliate Transaction involves an aggregate consideration in excess of US$1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines in good faith judgment that such Affiliate Transaction satisfies the criteria in sub-clause (a) above as evidenced by a resolution of such Board promptly delivered to the Trustee); and

(c) in the event such Affiliate Transaction involves an aggregate consideration in excess of US$10 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of internationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.

(2) Section 4.11(1) shall not apply to:

(a) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to Section 4.10;

(b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

(c) any transaction between (i) the Company and a Subsidiary Guarantor or between Subsidiary Guarantors and (ii) Guarantees issued by the Company or a Subsidiary Guarantor in the ordinary course of business in accordance with Section 4.9 for the benefit of the Company or a Restricted Subsidiary, as the case may be;

(d) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, including amounts paid to any Permitted Holder or any Affiliate thereof for the services of any such Person that is an officer, director or employee of such Permitted Holder or Affiliate, so long as a majority of the disinterested members of the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or payments to be fair consideration therefor; and

(e) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified in writing to the Trustee on the Issue Date, as these agreements may be amended, modified or renewed from time to time; provided, however, that any future amendment, modification or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date.

Section 4.12 Limitations on Restrictions on Distributions from Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions of this Section 4.12 shall not prohibit:

(i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture in effect on such date;

(ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in sub-clause (3)(i) or (3)(ii) of this Section 4.12; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in sub-clause (3)(i) or (3)(ii) of this Section 4.12 on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv) in the case of sub-clause (3) of this Section 4.12, any encumbrance or restriction:

(A) that restricts in a customary manner the subletting, assignment or transfer of any property that is subject to a lease or similar contract governing leasehold interests, or the assignment or transfer of any such lease or other contract;

(B) contained in mortgages, pledges or other security agreements permitted under Sections 4.9 and 4.17 securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(D) customary restrictions contained in asset sale agreements limiting the transfer of such property or assets pending the closing of such sale; and

(v) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Notwithstanding the foregoing, (a) customary provisions in licenses or other agreements entered into in the ordinary course of business to the extent the license or such other agreement restricts the transfer of property subject to such license or agreement, the license or agreement itself or the rights thereunder are allowed and (b) any asset subject to a Lien which is permitted under this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 4.13 Limitation on Sale of Assets and Subsidiary Stock.

(1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), of the shares and assets subject to such Asset Disposition;

(b) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of (or any combination of the following):

(i) cash or Cash Equivalents;

(ii) the assumption by the purchaser of liabilities of the Company or any Subsidiary Guarantor (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) as a result of which the Company and the Subsidiary Guarantors are no longer obligated with respect to such liabilities; and

(iii) Telecommunications Assets; and

(c) to the extent that any Company or any Subsidiary Guarantor, as the case may be, elects (or is required by the terms of any Indebtedness) to apply an amount equal to 100% of the Net Available Cash from such Asset Disposition:

(i) to repay Senior Debt of the Company or of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any repayment of Senior Debt pursuant to this clause (a), the Company or such Subsidiary Guarantor will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;

(ii) to invest in Telecommunications Assets within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash.; or

provided that pending the final application of any such Net Available Cash in accordance with sub-clause (c)(i) or (c)(ii) above, the Company and its Subsidiary Guarantors may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(2) Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in Section 4.11(c) will be deemed to constitute “Excess Proceeds”. On the 271st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds US$10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of the Notes, to purchase the maximum principal amount of Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture in integral multiples of US$1,000 (the “Asset Disposition Offer Price”). To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(3) The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes validly tendered in response to the Asset Disposition Offer.

(4) If the payment date in connection with an Asset Disposition Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Registration Default Damages and Additional Amounts, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Registration Default Damages and Additional Amounts, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Disposition Offer and who are not Holders on the Record Date.

(5) Notice of an Asset Disposition Offer shall be sent, on or prior to the commencement of the Asset Disposition Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders’ decision to tender Notes pursuant to the Asset Disposition Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Disposition Offer, shall state:

(a) that the Asset Disposition Offer is being made pursuant to such notice and this Section 4.13;

(b) the Asset Disposition Offer Amount, the Asset Disposition Offer Price (including the amount of accrued but unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any)), and the date of purchase;

(c) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

(d) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company), in accordance with Section 4.13(2), any Note, or portion thereof, accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest after the Asset Disposition Purchase Date;

(e) that Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Disposition Offer will be required to surrender their Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.13, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

(f) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the Asset Disposition Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Notes purchased;

(g) that if Indebtedness in a principal amount in excess of the principal amount of Notes to be acquired pursuant to the Asset Disposition Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$1,000 or integral multiples of US$1,000 shall be acquired);

(h) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(i) the circumstances and relevant facts regarding such Asset Disposition.

(6) On or before the date of purchase, the Company shall:

(a) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Disposition Offer (on a pro rata basis if required pursuant to Section 4.13(2)),

(b) deposit with the Paying Agent cash sufficient to pay the Asset Disposition Offer Price for all Notes or portions thereof so accepted; and

(c) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate setting forth the Notes or portions thereof being purchased by the Company.

(7) The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each Holder tendering Notes payment in an amount equal to the Asset Disposition Offer Price for such Notes, and the Company shall promptly issue a new Note and the Trustee, upon delivery by the Company of the Officer’s Certificate referred to under sub-clause (6)(c) of this Section 4.13, shall promptly authenticate and mail or deliver to such Holders such new Note equal in principal amount to any unpurchased portion of the Note surrendered provided that each such new Note will be in a principal amount of US$1,000 or on integral multiple of US$1,000 . Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

(8) The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

(9) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Section 4.14 Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium of, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.15 Limitation on sale of capital stock of restricted subsidiaries.

(1) The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, pledge, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary or to issue any of the Capital Stock of a Restricted Subsidiary (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares) to any Person except:

(a) to the Company or a Subsidiary Guarantor; or

(b) in compliance with Section 4.13 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

(2) Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with Section 4.13.

Section 4.16 Limitation on sale/leaseback transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any assets unless:

(1) the Company or such Restricted Subsidiary would be entitled to:

(a) Incur debt in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.9; and

(b) create a Lien on such assets securing such Attributable Debt without also securing the Notes pursuant to Section 4.17; and

(2) such Sale/Leaseback Transaction is effected in compliance with Section 4.13.

Section 4.17 Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, or assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets (including Capital Stock of Restricted Subsidiaries) whether now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any of their Indebtedness, unless the Company provides, and causes its Restricted Subsidiaries to provide, concurrently therewith or prior thereto, that the Notes and the applicable Subsidiary Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes (and any related applicable Subsidiary Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes (and any related applicable Subsidiary Guarantees).

Section 4.18 Future Subsidiary Guarantors.

After the Issue Date, the Company shall cause each Restricted Subsidiary (other than a Designated Non-Guarantor Subsidiary) created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior basis.

Section 4.19 Limitation on Lines of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any other business other than the business of the Company and its Restricted Subsidiaries as described in the Offering Memorandum and any reasonable expansion thereof or a Telecommunications Business.

Section 4.20 Additional Covenants.

(1) For so long as the Notes remain outstanding and are listed on the SGX-ST, the Company shall:

(a) ensure that its directors prepare a report that relates to each quarter (commencing with the quarter ending February 28, 2005), which report shall set out in detail any matters adversely affecting the Note or interests of the Holders and (without affecting the generality of the foregoing), shall comply with the requirements set out below, and shall deliver such report, signed by two directors, to the Trustee and SGX-ST within one month of the end of the period. The report must state:

(i) whether or not any limitation of liabilities or borrowings as prescribed by this Indenture has been exceeded;

(ii) whether or not the Company and the Subsidiary Guarantors have observed and performed all the covenants and obligations binding upon them respectively pursuant to this Indenture;

(iii) whether or not any event has happened which has caused or could cause a Default or Event of Default under the Notes or any provision of this Indenture;

(iv) whether or not any material trading or capital loss has been sustained by the Company or any Subsidiary Guarantor;

(v) whether or not any circumstances materially affecting the Company or any Subsidiary Guarantor have occurred which adversely affect the Notes and if so, the particulars of these circumstances;

(vi) whether any contingent liabilities have been incurred by the Company or any Subsidiary Guarantor and if so, the amount incurred, and whether or not any contingent liability has matured or is likely to mature within the next twelve months which will materially affect the ability of the Company or any Subsidiary Guarantor to repay the Notes;

(vii) whether or not there has been any change in any accounting method or method of valuation of assets or liabilities of the Company or any Subsidiary Guarantors;

(viii) whether or not any circumstances have arisen which render adherence to the existing method of valuation of assets or liabilities misleading or inappropriate with respect to the Company or the Subsidiary Guarantors; and

(ix) whether or not there has been any substantial change in the nature of the Company’s or any Subsidiary Guarantor’s business since the Issue Date;

(b) ensure that its directors shall give notice in writing to the Trustee promptly upon any of its directors becoming aware that any obligations imposed upon the Company under this Indenture cannot be fulfilled; and

(c) on the application of Holders of the Notes holding not less than 10% of the nominal amount of the Notes outstanding delivered to the Company’s registered office, to requisition a meeting of Holders of the Notes in accordance with applicable laws.

Section 4.21 Rule 144A Information Requirement.

So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, then each of the Company and the Subsidiary Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of such restricted securities and to each prospective purchaser (as designated by such Holder) of such restricted securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This Section 4.21 is intended to be for the benefit of the Holders, and the prospective purchasers designated by such Holders, from time to time of such restricted securities.

Section 4.22 Additional Amounts.

(1) All payments of principal, premium, interest and Registration Default Damages (if any) in respect of each Note and the Subsidiary Guarantees shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any jurisdiction where each of the Company or the Subsidiary Guarantors (each a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Notes, or in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Notes, unless such withholding or deduction is required by law or by regulation or governmental authority having the force of law. In the event that any such withholding or deduction in respect of principal, premium, interest or Registration Default Damages is so required, the Company or the Subsidiary Guarantors, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note or Subsidiary Guarantee, as applicable, had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

(i) any tax, duty, assessment or other governmental charge that would not have been imposed but for

(A) the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction other than solely by the holding of Notes or by the receipt of principal or interest in respect of the Notes, including, without limitation, such holder (or such fiduciary, settler, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (in either case (x) or (y), except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented for such 30-day period); or

(ii) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge; or

(iii) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note to comply with a reasonable and timely request of the payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(iv) any tax, duty, assessment or other governmental charge that is payable otherwise than by any deduction or withholding from any payment of the principal of, or any premium or interest on, a Note;

(v) any tax, duty, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment of the principal of, or any premium or interest on, a Note, if such payment can be made alternatively at the Holder’s option without such deduction or withholding by any other paying agent available to such holder at the same time; or

(vi) any combination of the above.

(2) The Payor will provide to the Trustee and Paying Agent with the official acknowledgment of the Relevant Tax Authority or, if such acknowledgment is not available, a certified copy thereof, evidencing payment of the withholding taxes within 30 days after payment thereof. Copies of such receipts shall be provided to Holders requesting such copies.

(3) Whenever there is mentioned in any context, the payment of principal, premium, interest or Registration Default Damages, in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for this Section 4.22 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(4) The Company (or failing which, any Subsidiary Guarantor), will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes or the Subsidiary Guarantees of any other document or instrument referred to therein (other than a transfer of the Notes), excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Tax Jurisdiction, except those resulting from, or required to be paid in connection with, the enforcement of the Notes or the Subsidiary Guarantees following the occurrence of any Event of Default with respect to the Notes.

(5) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copy to each Holder of a Note. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per US$1,000, as the case may be, principal amount of the Notes.

(6) If a Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes or the relevant Subsidiary Guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described in Section 4.22(1) shall be considered to apply to such Holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

(7) At least 30 days prior to each date on which any payment under or with respect to the Notes or any Subsidiary Guarantee, as the case may be, is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if a Payor will be obligated to pay Additional Amounts with respect to such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of Notes on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(8) The obligations under this Section 4.22 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 4.23 Payments for Consent.

The Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms of provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in and in accordance with the solicitation documents relating to such consent, waiver or agreement.

Section 4.24 Indemnification of Judgment Currency.

The Company and the Subsidiary Guarantors shall, to the fullest extent permitted by law, jointly and severally, indemnify the Trustee and any Holder of a Note against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture, the Registration Rights Agreement or such Note and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars, and as a result of any variation between (a) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (b) the spot rate of exchange in The City of New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. If the amount of Dollars so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of the Company (with respect to payments made by the Company) and the Subsidiary Guarantors (with respect to payments made by the Subsidiary Guarantors) such excess; provided, that such Holder shall not have any obligation to pay any such excess as long as a default by the Company or the Subsidiary Guarantors, as applicable in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations. The foregoing indemnity shall constitute a separate and independent judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into, United States of America dollars.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1 Limitation on Merger, Sale or Consolidation.

(1) The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is organized under the laws Hong Kong or the United States, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the accounts and obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness that becomes an obligation of the Successor Company or any

Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional US$1.00 of Indebtedness pursuant to Section 4.9;

(d) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case sub-clause (1)(a) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes shall continue to be in effect;

(e) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the assets of the Company, such assets shall have been transferred as an entirety or virtually as an entirety to one Person;

(f) the Successor Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of such transaction or series of transactions and will be subject to United States Federal income tax on the same amounts and at the same times as would be the case if the transaction or series of transactions had not occurred and there will be no additional withholding taxes and no withholding taxes of any Relevant Taxing Jurisdiction imposed on any payments made pursuant to the Notes; and

(g) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(2) The preceding provisions of this Section 5.1 shall not prohibit the Company from taking reasonable measures available to the Company to avoid the payment of any Additional Amounts in accordance with Section 3.8.

(3) For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(4) The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

(5) Notwithstanding the preceding sub-clause (1)(c), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding sub-clause (1)(e).

(6) In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with, merge with or into any Person (other than the Company or another Subsidiary Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

(a) (i) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of a jurisdiction under which such Subsidiary Guarantor is organized or existing on the Issue Date or the laws of any State of the United States and such Person (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(b) the transaction is made in compliance with the covenant described under Section 4.13.

Section 5.2 Successor Corporation Substituted.

Upon the Company or a Subsidiary Guarantor consolidating or merging with or into another Person or upon a sale, lease, conveyance or transfer of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, whether in a single transaction or a series of related transactions, to another Person in accordance with Section 5.1 (other than to an existing Subsidiary Guarantor or the Company, in which case this Section 5.2 shall not apply), the successor entity formed by such consolidation, merger or to which such sale, lease, conveyance or transfer is made (unless it is already the Company or a Subsidiary Guarantor) shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor (as the case may be) under this Indenture with the same effect as if such successor entity had been named therein as the Company or such Subsidiary Guarantor, and (except in the case of a lease) the Company or such Subsidiary Guarantor shall be released from its obligations under the Notes, the Subsidiary Guarantees and this Indenture except with respect to any obligations that arise from, or are related to, such transaction; provided, however, that any such release shall occur only to the extent that all obligations of the Company or such Subsidiary Guarantor under all of the guarantees of any Credit Facility of the Company or any Restricted Subsidiary shall also be released or terminate upon such sale or disposition and none of its Capital Stock is pledged for the benefit of any holder of any Indebtedness of the Company or any Restricted Subsidiary. Upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, such Subsidiary Guarantor shall be released from its obligations under the Notes, the Subsidiary Guarantees and this Indenture.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in any payment of interest or Additional Amounts on any Note (including Registration Default Damages payable under the Registration Rights Agreement) when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption pursuant to Article III hereof, upon required repurchase, upon declaration or otherwise;

(3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.1;

(4) failure by the Company to comply for 30 days after notice with any of its other agreements and obligations under the Notes or this Indenture (in each case, other than a failure to purchase Notes which will constitute an Event of Default under sub-clause (2) and other than a failure to comply with Section 5.1 which is covered by sub-clause (3));

(5) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Restricted Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Restricted Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company any of its Restricted Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 90 days;

(6) The Company or any of its Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankruptcy, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates US$5 million or more (or its foreign currency equivalent at the time);

(8) failure by the Company or any Restricted Subsidiary to pay final judgments aggregating in excess of US$5 million which judgments are not paid, discharged or stayed for a period of 30 days;

(9) any Subsidiary Guarantee, ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of this Indenture or the Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its Obligations under this Indenture or its Subsidiary Guarantee; or

(10) any of (a) the revocation, suspension or termination of any Material License or (b) the failure of the Company or the holder of any Material License to renew or extend, or the expiration, release, surrender or transfer of, any Material License, and in each case such Material License is not replaced, substituted or reissued within 30 days of its revocation, suspension, termination, expiration, release, surrender or transfer.

Section 6.2 Acceleration of Stated Maturity; Rescission and Annulment.

(1) If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1(5) and 6.1(6) above relating to the Company, the Company or any of its Restricted Subsidiary,) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all principal, determined as set forth below, and accrued interest (and Registration Default Damages and Additional Amounts, if any) thereon to be due and payable immediately. If an Event of Default specified in Sections 6.1(5) and 6.1(6) relating to the Company or any of the Company or any of its Restricted Subsidiaries occurs, all principal and accrued interest (and Registration Default Damages, if any, and Additional Amounts, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

(2) Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it.

(3) At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

(a) The rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b) the Company has paid or deposited with the Trustee cash or U.S. Government Obligations sufficient to pay:

(i) all overdue interest and Registration Default Damages, if any, and Additional Amounts, if any, on all Notes,

(ii) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7;

(c) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

(4) Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

(5) In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary Guarantor with the intention of avoiding payment of any premium that the Company or any Subsidiary Guarantor would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions under Article III hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

Section 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(1) The Company covenants that if an Event of Default in payment of principal, premium or interest (or Registration Default Damages, if any, or Additional Amounts, if any) specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Registration Default Damages, if any, and Additional Amounts, if any), at the rate borne by the Notes, provided, however, that the Trustee shall not be required to determine the amounts due hereunder and, in addition thereto, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

(2) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Subsidiary Guarantor, wherever situated.

(3) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4 Trustee May File Proofs of Claim.

(1) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any Subsidiary Guarantor or the property of the Company or of such Subsidiary Guarantor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Registration Default Damages, if any, and Additional Amounts, if any), or interest shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Registration Default Damages, if any, and Additional Amounts, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7.

(2) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of a creditors’ committee.

Section 6.5 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6 Priorities.

Any money collected by the Trustee pursuant to this Article VI shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Registration Default Damages, if any, or Additional Amounts, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7;

SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any), respectively; and

THIRD: To the Company, the Subsidiary Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

Section 6.7 Limitation on Suits.

No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or to appoint a receiver or trustee, or to institute any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the registered Holders of not less than 25% in aggregate principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and offered to the Trustee indemnity reasonably satisfactory to it to institute such proceeding as Trustee; and

(3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding or pursue any remedies and such Trustee shall not have received from the registered Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request;

it being understood and intended that (i) no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders and (ii) such limitations do not apply to a suit instituted by a Holder of Notes for enforcement of payment of the principal of, and premium, if any, or interest, including Registration Default Damages, if any, and Additional Amounts, if any, on, such Note on or after the respective due dates expressed in such Note.

Section 6.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on, such Note on the Stated Maturity of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Payment Date, and in the case of an Asset Disposition, the Asset Disposition Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 6.9 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10 Delay or Omission Not Waiver.

No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11 Control by Holders.

The Holder or Holders of a majority in aggregate principal amount of then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee shall not be obligated to determine and shall have no duty to ascertain that the action so directed would involve it in personal liability or would be unjustly prejudicial to the Holders not taking part in such direction, and

(3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.12 Waiver of Existing or Past Default.

(1) Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a Default or Event of Default:

(a) in the payment of the principal of, premium, if any, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on, any Note as specified in Section 6.1(1) or Section 6.1(2) and not yet cured, or

(b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(2) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

Section 6.13 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on, any Note on or after the respective Stated Maturity expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

Section 6.14 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VII

TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

Section 7.1 Duties of Trustee.

(1) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(2) Except during the continuance of a Default or an Event of Default:

(a) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture, and

(b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements (including the accuracy of any mathematical calculations) and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) This paragraph does not limit the effect of sub-paragraph (2) of this Section 7.1,

(b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

(c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5) The Trustee shall not be required to invest and shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the Interest Payment Date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law or under Article VIII.

(6) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3), (4) and (5) of this Section 7.1.

Section 7.2 Rights of Trustee.

Subject to the provisions of Section 7.1:

(1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

(2) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(5) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by its agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(7) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

(8) The Trustee shall have no duty to inquire as to the performance of the Company’s or any Subsidiary Guarantor’s covenants in Article IV or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 6.1(1) and 6.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge and such notice references the Notes and this Indenture.

(9) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(12) The Trustee may request that the Company or the Subsidiary Guarantors deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s discretion under any provision of this Indenture, and it shall not be responsible for any statement or recital herein or any statement in the Notes, other than the Trustee’s certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 7.5 Notice of Default.

If a Default or an Event of Default occurs and is continuing and if the Trustee received notice or has actual knowledge thereof, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 30 days after the Trustee gains knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on, any Note (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Disposition Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Noteholders.

Section 7.6 Reports by Trustee to Holders.

(1) Within 60 days after each August 31 beginning with the August 31 following the date of this Indenture, the Trustee shall, if required by law, mail to each Noteholder a brief report dated as of such August 31 that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and 313(c).

(2) The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automated quotation system and of any delisting therefrom.

(3) A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

Section 7.7 Compensation and Indemnity.

(1) The Company and the Subsidiary Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for services rendered by it hereunder in such amounts as may be agreed to from time to time in writing by the Trustee and the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.

(2) The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to compensation, disbursements and expenses of the Trustee’s agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall provide cooperation at the Company’s and the Subsidiary Guarantors’ expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the fees and expenses of such counsel; provided, that the Company and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense and there is no conflict of interest (in the reasonable determination of the Company and the Trustee) between the Company and the Subsidiary

Guarantors and the Trustee in connection with such defense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent; provided, that such consent shall not be unreasonably withheld. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. If the Trustee is required to participate in any court, foreclosure or other proceedings related to the interpretation or enforcement of the provisions of this Indenture, its fees and expenses shall be increased to cover all its out-of-pocket expenses and internal costs associated in its participating in the same.

(3) To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on, particular Notes. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled, but shall not be required, to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon.

(4) When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(5) or 6.1(6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(5) The Company’s and the Subsidiary Guarantors’ obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company’s and the Subsidiary Guarantors’ obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

Section 7.8 Replacement of Trustee.

(1) The Trustee may resign at any time by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company’s consent. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

(2) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(3) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, and subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(4) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5) If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(6) Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s and the Subsidiary Guarantors’ obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

(7) Upon its resignation or removal, the Trustee shall be entitled to the prompt payment by the Company of its compensation and reimbursement of all reasonable out-of-pocket expenses up to the effective date of resignation or removal (including, without limitation, the fees and expenses of counsel, if any), incurred in connection with the performance of such services.

Section 7.9 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least US$25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12 Appointment of Co-Trustee.

(1) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

(2) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(3) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(4) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(b) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

(5) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

(6) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE VIII

DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1 Discharge; Option to Effect Legal Defeasance or Covenant Defeasance.

(1) This Indenture shall be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and except that the Company’s and the Subsidiary Guarantors’ obligations under Section 7.7 and the Trustee’s and the Paying Agent’s obligations under Sections 8.6 and 8.7 shall survive) when:

(a) either (i) all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder; or (ii) all such Notes that have not been previously delivered to the

Trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year upon arrangements reasonably satisfactory for the Trustee for the giving of notice of redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, to pay and discharge the entire indebtedness on the Notes not delivered to such Trustee for cancellation for principal, premium, if any, Registration Default Damages, if any, and Additional Amounts, if any, and accrued interest to the date of maturity or redemption and the Trustee for itself and for the benefit of the Holders of the Notes have a valid, perfected, exclusive security interest in such trust,

(b) the Company has paid all sums payable by it under this Indenture;

(c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;

(d) no Default or Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit; and

(e) such deposit will not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel stating that the Company has complied with all conditions precedent to the satisfaction and discharge of this Indenture.

(2) In addition, the Company may elect to have Section 8.2 or Section 8.3, at the Company’s option at any time, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, the Subsidiary Guarantees and this Indenture and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, except as to be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on such Notes when such payments are due from the trust described in Section 8.5, (b) the Company’s obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes.

Section 8.3 Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 5.1(1)(c), 5.1(1)(d), 5.1(1)(e), 6.1(5), 6.1(6), 6.1(7), 6.1(8) and Article X with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, neither the Company nor any Subsidiary Guarantor need comply with or shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3 and in satisfaction of the conditions set forth in Section 8.4, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(3) (with respect to the covenants contained in Sections 4.3, 4.5 through 4.8, 4.10 through 4.12, 4.14 through 4.18, 4.20 and 4.22 and Article V, Article X and Article XI hereof) and 6.1(7) through 6.1(10).

Section 8.4 Conditions to Legal or Covenant Defeasance.

(1) The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders of the Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent accountants to pay the principal of, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Trustee for the benefit of the Holders of Notes or the Holders of Notes must have a valid, perfected, and exclusive security interest in such trust,

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to such Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit after giving effect thereto or 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.1(5) or 6.1(6) occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company, the Company or any of its Restricted Subsidiaries is a party or by which any of the foregoing are bound;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) the Company delivers to the Trustee an Opinion of Counsel in Hong Kong to the effect that Holders of the Notes will not recognize income, gain or loss for Hong Kong tax purposes as a result of such deposit and defeasance and will be subject to Hong Kong taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in, in the case of the Officers’ Certificate, clauses (a) through (h) of this Section 8.4(1) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest) (b), (c) and (e) of this Section 8.4(1), have been complied with and in the case of a Covenant Defeasance the Company shall have delivered to the Trustee an Officers’ Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the Notes is an insider or affiliate of the Company or any of its Subsidiaries, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(2) If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on Registration Default Damages, if any, and Additional Amounts, if any, on the Notes when due, then the obligations of the Company and the Subsidiary Guarantors under this Indenture will be revived and such defeasance will be deemed not to have occurred.

Section 8.5 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

(1) Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any), but such money need not be segregated from other funds except to the extent required by law.

(2) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.6 Repayment to the Company.

(1) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

(2) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company or the Subsidiary Guarantors, in trust for the payment of the principal of, premium, if any, or interest (and Registration Default Damages, if any, and Additional Amounts, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company or such Subsidiary Guarantor, as the case may be, on its request; and the Holder of such Note shall thereafter look only to the Company or such Subsidiary Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition) and, so long as the Notes are listed on the SGX-ST, in a daily newspaper of general circulation in Singapore which is expected to be the Business Times, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company unless the expense of such publications exceeds any money payable to the Company.

Section 8.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3, as the case may be; provided, however, that, if the Company makes any payment or principal of, premium, if any, or interest (and Registration Default Damages, if any, and Additional Amounts, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect, omission or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

(2) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors or make any other change that does not adversely affect the rights of any Holder;

(3) to secure the Notes or add Subsidiary Guarantors of the Notes;

(4) to evidence the succession of another Person to the Company or a Subsidiary Guarantor, the assumption by any such successor of the obligations of the Company or any Subsidiary Guarantor and the release of the Company or any Subsidiary Guarantor, in accordance with this Indenture;

(5) to comply with the TIA;

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(7) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

(8) to provide for the issuance and authorization of the Exchange Notes;

(9) to effect any changes to Section 2.6 in a manner necessary to comply with procedures of the Notes Custodian or the Depository, provided such action pursuant to this clause (9) shall not adversely affect the interests of any Holder in any respect;

(10) to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not adversely impact Holders; and

(11) to make any change that does not adversely affect the rights under this Indenture of any such Holder.

Section 9.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

(1) Subject to Section 6.8, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), by written act of said Holders delivered to the Company and the Trustee, the Company, and as applicable, any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or the Subsidiary Guarantees or of modifying in any manner the rights of the Holders under this Indenture or the Notes; provided that (i) provisions relating to the Change of Control Purchase Price shall require unanimous approval of all Holders and (ii) following any Change of Control and through the Change of Control Payment Date related to that Change of Control, all provisions under this Indenture relating the Company’s obligations described in Article X require unanimous approval of all Holders. Section 2.8 hereof shall determine which Notes are considered “outstanding” for purposes of this Section 9.2. Subject to Sections 6.8 and 6.12, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may waive compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof (including under Section 3.7) at the Company’s option or the amount of Registration Default Damages or Additional Amounts payable thereunder, or change the place of payment where, or the coin or currency in which, any Note or any premium, the interest, Registration Default Damages or Additional Amounts (if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption at the Company’s option, on or after the Redemption Date), or reduce the Change of Control Purchase Price, any provision relating to the Company’s obligations described in Article X or the Asset Disposition Offer Price after the corresponding Asset Disposition or following a Change of Control through the Change of Control Payment Date related to that Change of Control or change the time or price at which any Note may be redeemed pursuant to Article III in a manner adverse to the Holders; or

(b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

(c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(d) cause the Notes or any Subsidiary Guarantees to become contractually subordinate in right of payment to any other Indebtedness.

(2) For the purpose of determining a percentage of aggregate principal amount of Notes outstanding at any time, Notes held by the Company, the Company, any Subsidiary Guarantor or any of their respective affiliates shall be deemed not to be outstanding.

(3) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(4) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

(5) After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 becomes effective, it shall bind each Holder.

(6) In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

Section 9.3 Compliance with TIA.

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents.

(1) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

(2) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

(3) After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (a) through (d) of paragraph (1) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6 Trustee to Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

ARTICLE X

RIGHT OF HOLDERS TO REQUIRE REPURCHASE OF SECURITIES

Section 10.1 Repurchase of Notes Upon a Change of Control.

(1) In the event that a Change of Control has occurred, unless the Company has exercised its right to redeem all of the Notes under Sections 3.7 or 3.8,

(a) the Company must notify each Holder of Notes within 30 days following such Change of Control by mailing a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee in accordance with Section 10.1(5)(e); and

(b) each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the “Change of Control Offer”), to require the Company to repurchase all or any part of such Holder’s Notes (provided, that the principal amount of such Notes must be US$1,000 or an integral multiple thereof) on a date (the “Change of Control Payment Date”) that is no earlier than 30 days and no later than 60 days after the Change of Control Offer is mailed, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any, to the Change of Control Payment Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(2) On the Change of Control Payment Date, or at least one Business Day immediately preceding the Change of Control Payment Date with respect to (b) below, the Company shall:

(a) accept for payment Notes or portions thereof (in integral multiples of US$1,000) properly and timely tendered pursuant to the Change of Control Offer,

(b) deposit with the Paying Agent for the Company an amount equal to the Change of Control Payment (together with accrued and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any) of all Notes so tendered to, but not including, the Change of Control Payment Date, and

(c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company and any other information reasonably requested by the Trustee.

(3) The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Payment (together with accrued and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any, to, but not including, the Change of Control Payment Date) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that each such new Note will be in a principal amount of US$1,000 or an integral multiple thereof. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(4) Notwithstanding anything in this Article X to the contrary, in the event a Change of Control occurs at a time when payment by the Company pursuant to this Section 10.1 would violate the terms of any other Indebtedness, prior to the mailing of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall:

(a) obtain the requisite consents to such Change of Control Offer being made of the requisite holders of any Indebtedness issued under an indenture or other agreement that may be violated by a payment pursuant to this Section 10.1 and obtain a waiver of any event of default caused by such Change of Control; or

(b) repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Notes under a Change of Control Offer pursuant to this Section 10.1 or offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness.

The Company’s failure to comply with this Section 10.1(4) or to make a Change of Control Offer shall constitute an Event of Default described in Section 6.1(3).

(5) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

(a) the Change of Control Offer shall commence within 30 days following the occurrence of a Change of Control;

(b) the Change of Control Offer shall remain open for 20 Business Days following its commencement (the “Change of Control Offer Period”);

(c) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Notes at the Change of Control Purchase Price in response to the Change of Control Offer;

(d) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

(e) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Noteholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

(ii) the Change of Control Payment (including the amount of accrued but unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any)) and the Change of Control Payment Date;

(iii) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

(iv) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with this Section 10.1, or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

(vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Notes purchased;

(vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(viii) a description of the relevant circumstances and relevant facts regarding the Change of Control.

(6) Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable United States federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.1, compliance by the Company or any Subsidiary Guarantor with such laws and regulations shall not in and of itself cause a breach of Company’s or any Subsidiary Guarantor’s obligations under this Section 10.1.

(7) If the Change of Control Payment Date hereunder is on or after an interest payment Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Registration Default Damages and Additional Amounts, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer who were not Holders as of such Record Date.

(8) In the event of a Change of Control, if the Notes are then listed on the SGX-ST, and it is required by the rules of the SGX-ST, the Company will publish a notice in a daily newspaper of general circulation in Singapore (or, if the Holders of any Notes can be identified, notices to such Holders shall also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX-ST.

Notwithstanding anything in this Indenture in any case where the identity and addresses of all the Holders of the Notes are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addressed.

ARTICLE XI

GUARANTEE

Section 11.1 Guarantee.

(1) All of the Company’s present and future Subsidiary Guarantors shall jointly and severally guaranty fully, irrevocably and unconditionally, to the fullest extent permitted by applicable law, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Subsidiary Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(a) the principal of and premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Disposition Offer or otherwise;

(b) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes;

(c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Disposition Offer or otherwise; and

(d) the Company and each of the Subsidiary Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or such Subsidiary Guarantor that would prohibit any Subsidiary Guarantor from making any payment in respect of its Subsidiary Guarantee.

Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

(2) If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Registration Default Damages, if any, or Additional Amounts, if any) on, the Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Disposition Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full.

(3) Each Person that becomes a Restricted Subsidiary of the Company shall, within thirty days after becoming a Restricted Subsidiary of the Company, execute and deliver to the Trustee a supplemental indenture, which shall be in a form reasonably satisfactory to the Trustee, making such Person a party to this Indenture as a Subsidiary Guarantor providing a Subsidiary Guarantee.

(4) Each Subsidiary Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to its Subsidiary Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture or the obligations of the Company hereunder the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company or any Subsidiary Guarantor, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that subject to Section 11.4, each Subsidiary Guarantee will not be discharged except by complete performance of the obligations of the Company under the Notes and this Indenture. Without limiting the foregoing, each Subsidiary Guarantor agrees that, to the fullest extent permitted by applicable law and subject to Section 11.4, neither its liability nor the validity or enforceability of the Subsidiary Guarantee shall be prejudiced, affected or discharged by: (a) any variation or modification of this Indenture or the Notes or any other document referred to therein; (b) the invalidity or unenforceability of any obligation or liability of any one or more of the Subsidiary Guarantors under this Indenture or the Notes; (c) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of any one or more of the Subsidiary Guarantors; (d) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against any one or more of the Subsidiary Guarantors or any other person or any compromise, arrangement or settlement with any of the same; and (e) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Indenture or the Notes or the liability of the Subsidiary Guarantors and the Company hereunder. Without prejudice to the generality of the foregoing sentence, each Subsidiary Guarantor agrees that, to the fullest extent permitted by applicable law, the Trustee may release any of the Subsidiary Guarantors from liability under the Subsidiary Guarantees or vary or modify the obligations of or grant any time or indulgence to or make any other arrangements with any of the Subsidiary Guarantors without affecting or discharging its rights against the other Subsidiary Guarantors provided any release, modification or variation shall comply with the terms of this Indenture. Each Subsidiary Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Subsidiary Guarantor, any right to require a proceeding first against the Company or any other Subsidiary Guarantor or any right to require the prior disposition of the assets of the Company or any other Subsidiary Guarantor to meet its obligations, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(5) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian or similar official acting in relation to either Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any Subsidiary Guarantor of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Article VI, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

(6) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Subsidiary Guarantee would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Subsidiary Guarantee was made by such Subsidiary Guarantor without fair consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature, then the obligations of such Subsidiary Guarantor under such Subsidiary Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this Section 11.1(6), “fair consideration,” “insolvency,” “unable to pay its debts as they mature,” and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

(7) In the event the Company or a Restricted Subsidiary forms or otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction that prohibits by law, regulation or order such Restricted Subsidiary from providing an enforceable Subsidiary Guarantee by such Restricted Subsidiary, the Company shall use all commercially reasonable efforts, including pursuing required waivers, over a period of up to one year, to provide an enforceable Subsidiary Guarantee by such Restricted Subsidiary; provided, however, that the Company shall not be required to use commercially reasonable efforts relating to such Restricted Subsidiary for more than a one-year period or such shorter period as the Company shall determine in good faith that it has used all commercially reasonable efforts. If the Company or the Restricted Subsidiary is unable during the period to procure an enforceable Guarantee by such Restricted Subsidiary so formed or acquired in the jurisdiction in which such Restricted Subsidiary is organized, and the Company has designated such Restricted Subsidiary as a Designated Non-Guarantor Subsidiary, then such Restricted Subsidiary so formed or acquired shall not be required to provide a Guarantee of the Note hereunder so long as such Restricted Subsidiary does not Guarantee any other Indebtedness of the Company or its Restricted Subsidiaries; provided, however, that if there is a change in such law, regulation or order following which such Restricted Subsidiary so formed or acquired is not prohibited from providing an enforceable Subsidiary Guarantee under the laws of the jurisdiction in which it was organized, the Company shall cause such Restricted Subsidiary to Guarantee the Notes promptly (but in any event not later than 30 days) following the Company becoming aware of such change in law, regulation or order.

(a) The Company may designate one or more Restricted Subsidiaries as “Designated Non-Guarantor Subsidiaries”; provided that at all times during the continuance of this Indenture the aggregated book value of the Net Tangible Assets of all Designated Non-Guarantor Subsidiaries (based on the balance sheet of such Designated Non-Guarantor Subsidiaries used in the preparation of the most recent consolidated financial statements of the Company required to be delivered to the Trustee or, if sooner, filed or furnished to the SEC) does not exceed the greater of 20% of Consolidated Net Tangible Assets of the Company. No designation of a Restricted Subsidiary as a Designated Non-Guarantor Subsidiary shall be effective against the Trustee or the Holders until the Company has delivered to the Trustee an Officer’s Certificate stating that all requirements relating to such designation have been complied with and that such designation is authorized and permitted by this Indenture. The Company may at any time designate a Designated Non-Guarantor Subsidiary as a Subsidiary Guarantor by delivery to the Trustee of an Officers’ Certificate and a supplemental indenture making such Designated Non-Guarantor Subsidiary a Guarantor, at which time such Designated Non-Guarantor Subsidiary shall become a Guarantor. As of the Issue Date, CTI Guangzhou is the only Designated Non-Guarantor Subsidiary.

(8) Notwithstanding anything to the contrary in this Indenture, on request in writing by the Trustee, the Company will cause any Wholly-Owned Subsidiary (whether formed or acquired before or after the date of this Indenture) of the Company to become a Subsidiary Guarantor in accordance with this Section 11.

Section 11.2 Execution and Delivery of Guarantee.

Each Subsidiary Guarantor shall, by virtue of such Subsidiary Guarantor’s execution and delivery of this Indenture or an indenture supplement pursuant to Section 11.1, be deemed to have signed on each Note issued hereunder the notation of guarantee to the same extent as if the signature of such Subsidiary Guarantor appeared on such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section 11.1 on behalf of each Subsidiary Guarantor.

Section 11.3 Certain Bankruptcy Events.

Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other Subsidiary, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the U.S. Bankruptcy Code or otherwise.

Section 11.4 Release of Subsidiary Guarantors.

A Subsidiary Guarantor shall be deemed released from its obligations under its Subsidiary Guarantee of the Notes:

(1) in the event such Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary of the Company, such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee upon:

(a) satisfaction of the conditions set forth in Sections 5.1 and 5.2 and in compliance with Sections 4.13 and 4.15 with respect to a Subsidiary Guarantor; and

(b) satisfaction of all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other agreements relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction;

(2) upon the designation of a Subsidiary Guarantor to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture; and

(3) upon any transaction which results in a Subsidiary Guarantor no longer being a Restricted Subsidiary, which transaction is otherwise in compliance with this Indenture;

the release of a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee in accordance with the terms of this Section 11 shall not constitute an Event of Default under Section 6.1(9).

ARTICLE XII

[RESERVED]

ARTICLE XIII

MISCELLANEOUS

Section 13.1 TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

Section 13.2 Notices.

(1) Any notices or other communications to the Company or any Subsidiary Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Subsidiary Guarantor:

c/o City Telecom (H.K.) Limited

13th-16th Floors, Trans Asia Centre

18 Kin Hong Street

Kwai Chung

Hong Kong

Attention: Company Secretary

Telecopy: + 852-2199-8018

if to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

MS: NYC 60-2710

New York, NY 10005

Attention: Trust & Securities Services

Telecopy: +1-732-578-4635

(2) Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); provided that notices to the Trustee shall be deemed delivered upon actual receipt thereof.

(3) Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

(4) Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(5) So long as the Notes are listed on the SGX-ST and it is required by the rules of the SGX-ST, all notices to Holders will be published in a daily newspaper of general circulation in

Singapore (or, if the Holders of any Notes can be identified, notices to such Holders may also be valid if they are given to each of such Holders). It is expected that such publication be made in the Business Times. Notices will, if published more than once or on different dates, be deemed to have been given on the date of the first publication in such newspaper. Notice shall also be given to the SGX-ST.

Notwithstanding anything in this Indenture in any case where the identity and addresses of all the Holders of the Notes are known to the Company, notices to such Holders may be given individually by recorded delivery mail to such addresses and will be deemed to have been given when received at such addresses.

Section 13.3 Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

Section 13.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

(1) an Officers’ Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

(2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

Section 13.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been met; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.6 Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.7 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.8 Governing Law.

THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE SECURITIES SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES THERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.9 Waiver of Jury Trial.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 No Personal Liability of Partners, Stockholders, Officers, Directors.

No direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company or the Subsidiary Guarantors, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Subsidiary Guarantors under the Notes, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation by reason of his, her or its status as such stockholder, director, officer or employee, except that this Section 13.11 shall in no way limit the obligation of any Subsidiary Guarantor pursuant to any guarantee of the Notes. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 13.12 Successors.

All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13 Duplicate Originals.

All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 13.14 Severability.

In case any one or more of the provisions in this Indenture or in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.15 Consent to Service and Jurisdiction; Appointment of Agent; Waiver of Sovereign Immunity; etc.

(1) The Company, each Subsidiary Guarantor and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and each of the Company and the Subsidiary Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Notes or the Subsidiary Guarantee, may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

(2) Each of the Company, the Trustee and the Subsidiary Guarantors further submits to the jurisdiction of the courts of its own corporate domicile in any legal suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Subsidiary Guarantee.

(3) Each of the Company and the Subsidiary Guarantors irrevocably waives, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(4) Each of the Company and the Subsidiary Guarantors hereby designates and appoints CT Corporation System (“CT Corporation”), 111 Eighth Avenue, New York, 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Subsidiary Guarantees which may be instituted in any State or U.S. federal court in The City of New York and County of New York, and further:

(a) agrees that service of process upon such agent, and written notice of said service to the Company or a Subsidiary Guarantor by the Person serving the same, shall be deemed in every respect effective service of process upon the Company (if such notice is given to the Company) or upon such Subsidiary Guarantor (if such notice is given to a Subsidiary Guarantor) in any such suit, action or proceeding, and irrevocably consents, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the above-mentioned authorized agent or successor authorized agent, as the case may be, such service to become effective 30 days after such mailing,

(b) agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner,

(c) designates its domicile, the domicile of CT Corporation specified above and any domicile CT Corporation may have in the future as its domicile to receive any notice hereunder (including service of process),

(d) agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for so long as the Notes remain outstanding, or until the designation and irrevocable appointment of a successor authorized agent and such successor’s acceptance of such appointment, but in no event shall the appointment continue beyond the date on which all amounts in respect of the interest and principal and premium, if any, on the Notes and any other amounts payable hereunder have become due and have been paid in full to the Trustee,

(e) agrees that nothing herein shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any of the Company or the Subsidiary Guarantors in any jurisdiction.

(5) If any of the Company and the Subsidiary Guarantors has or may hereafter acquire sovereign immunity or any other immunity from jurisdiction or legal process or from attachment in aid of execution or from execution with respect to itself or its property, it hereby irrevocably waives to the fullest extent permitted under applicable law such immunity in respect of its obligations hereunder, under the Notes and the Subsidiary Guarantees, as applicable, in any action that may be instituted in any state court in the Borough of Manhattan, in The City of New York, the United States of America, or in the United States District Court for the Southern District of New York, or in any competent court in Hong Kong SAR. This waiver is intended to be effective upon the execution hereof without any further act by any of the parties hereto, before any such court, and the introduction of a true copy of this Indenture into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

Section 13.16 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17 Qualification of Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys’ fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

Section 13.18 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

CITY TELECOM (H.K.) LIMITED

			By:	/s/ Wong Wai Kay, Ricky
			Name:	Wong Wai Kay, Ricky
			Title:	Chairman
Attest:	/s/ Corinna Sio
Name:	Corinna Sio
Title:	Director

The COMMON SEAL of		)
CITY TELECOM		)
INTERNATIONAL LIMITED		)	/s/ Wong Wai Kay, Ricky
was hereunto affixed		)	Name:	Wong Wai Kay, Ricky
in the presence of:		)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of		)
HONG KONG BROADBAND		)
NETWORK LIMITED		)	/s/ Wong Wai Kay, Ricky
was hereunto affixed		)	Name:	Wong Wai Kay, Ricky
in the presence of:		)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of		)

EXCEL BILLION		)
PROFITS LIMITED		)	/s/ Wong Wai Kay, Ricky
was hereunto affixed		)	Name:	Wong Wai Kay, Ricky
in the presence of:		)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of		)
HONG KONG TELEVISION		)
NETWORK LIMITED		)	/s/ Wong Wai Kay, Ricky
was hereunto affixed		)	Name:	Wong Wai Kay, Ricky
in the presence of:		)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
HONG KONG BROADBAND	)
TELEVISION COMPANY	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
HONG KONG BROADBAND	)
PHONE LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CREDIBILITY HOLDINGS	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
IDD1600 COMPANY	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CTI MARKETING	)
COMPANY LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
ISTORE.COM LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
TEACHONNET.COM	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CTI INTERNATIONAL	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
BBTV COMPANY	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
AUTOMEDIA HOLDINGS	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM	)
(U.S.A.) INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM	)
(VANCOUVER) INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Assistant Secretary

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM	)
(TORONTO) INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Authorized Representative

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM	)
(CANADA) INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
963673 ONTARIO LTD	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Authorized Representative

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM (B.C.) INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Assistant Secretary

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
CITY TELECOM INC.	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Authorized Representative

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
GOLDEN TRINITY	)
HOLDINGS LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
WARWICK GOLD	)
ENTERPRISES LTD	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Authorized Representative

/s/ Corinna Sio
Corinna Sio

The COMMON SEAL of	)
ATTITUDE HOLDINGS	)
LIMITED	)	/s/ Wong Wai Kay, Ricky
was hereunto affixed	)	Name:	Wong Wai Kay, Ricky
in the presence of:	)	Title:	Director

/s/ Corinna Sio
Corinna Sio

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

		By:	/s/ Annie Jaghatspanyan
		Name:	Annie Jaghatspanyan
		Title:	Associate
Attest:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

CITY TELECOM (H.K.) LIMITED

8.75% SENIOR NOTE DUE 2015

CUSIP No.	ISIN No.

No.

City Telecom (H.K.) Limited, a company with limited liability under the Companies Ordinance (Cap. 32) of Hong Kong (hereinafter called the “Company,” which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum [of                     ]1A [specified in Schedule A hereto (such principal amount may from time to time be increased or decreased to such other principal amount by adjustment made on the records of the Trustee)]1B, on [•], 20[•].

Interest Payment Dates: [•] and [•] of each year

Record Dates: [•] and [•] of each year

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

1A	This paragraph should only be included for certificated Notes.
1B	This paragraph should only be included if the Notes are issued in global form.

IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed as of January [•], 2005.

CITY TELECOM (H.K.) LIMITED

By:
Name:
Title:

Attest:
Name:
Title:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

    This is one of the Notes described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Authorized Signatory

Dated:

CITY TELECOM (H.K.) LIMITED

8.75% Senior Note due 2015

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (INCLUDING ITS DIRECT AND INDIRECT PARTICIPANTS, “DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. BY ITS ACQUISITION OF THIS NOTE OR A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) THAT IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), EXCEPT (A) TO THE COMPANY OR ANY GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE

[2]	This paragraph should only be included if the Notes are issued in global form.

COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUESTS OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE AS TO THE ABOVE RESTRICTIONS.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THIS INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”]3

1. Interest. City Telecom (H.K.) Limited, a company with limited liability under the Companies Ordinance (Cap. 32) of Hong Kong (hereinafter called the “Company,” which term includes any successors under this Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 8.75% per annum.

The Company will pay interest semi-annually on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing August 1, 2005. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company shall pay interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal, premium, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts (“Cash”). The Notes will be payable as to principal, premium and interest (and Registration Default Damages, if any, and Additional Amounts, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Registration Default Damages, if any, and Additional Amounts, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Registration Default Damages, if any, and Additional Amounts, if any) and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the relevant record date. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period if and to the extent the required payment is made on the next succeeding Business Day.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

[3]	This paragraph should only be included for Initial Notes.

4. Indenture. The Company issued the Notes under an Indenture, dated as of January 20, 2005 (the “Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose. To the extent permitted by applicable law, in the event of any inconsistency between the terms of the Notes and the terms of the Indenture, the terms of the Indenture shall control.

5. Redemption.

(a) Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company shall not have the right to redeem any Notes prior to February 1, 2015.

(b) At any time on and after February 1, 2010, the Company may redeem on one or more occasions the Notes for cash at its option, in whole or in part, at the following Redemption Prices (expressed as a percentage of principal amount) if redeemed during the 12-month period commencing February 1 of the years indicated below, in each case together with accrued but unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any) to, but not including, the Redemption Date.

Year	Percentage
2010	104.375%
2011	102.917%
2012	101.458%
2013 and thereafter	100.000%

(c) Notwithstanding the foregoing, at any time prior to February 1, 2008, upon any Qualified Equity Offering or a Strategic Equity Investment by the Company, up to 35% of the aggregate principal amount of the Notes issued pursuant to this Indenture may be redeemed at the Company’s option within 75 days of such Qualified Equity Offering or Strategic Equity Investment, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, at a redemption price equal to 108.750% of principal, together with accrued and unpaid interest and Registration Default Damages, if any, and Additional Amounts, if any, thereon to, but not including, the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

(d) If, as a result of any change in or amendment to the laws, regulations or rulings of any jurisdiction where each of the Company and the Subsidiary Guarantors is organized or is otherwise considered by a taxing authority to be a resident for tax purposes (or, in each case, any political organization or governmental authority thereof or therein having the power to tax) (a “Relevant Tax Jurisdiction”), or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction is a party, which in each case is proposed and becomes effective on or after the Issue Date, in making any payment due or to become due under the Notes or the Indenture, including any Registration Default Damages, (a) the Company is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts and (b) the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company, the Notes may be redeemed at the option of the Company in whole but not in part, upon not less than 30 nor more than 60 days’ notice in accordance with the procedures set forth in the Indenture, at any time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. The Company will also pay to Holders on the date of redemption any Additional Amounts which are payable.

(e) Any redemption of Notes will comply with the provisions of Article III of the Indenture.

(f) The Notes will not have the benefit of any sinking fund and the Company will not be required to make any mandatory redemption payments with respect to the Notes.

6. Notice of Redemption. Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder’s last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in multiples of US$1,000 only.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes shall be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any) to, but not including, the Redemption Date.

7. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of US$1,000 and integral multiples of US$1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes (a) selected for redemption except the unredeemed portion of any Note being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity. Except as set forth in the Indenture, if the Company irrevocably deposits or causes to be deposited with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient as certified in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent accountants, to pay the principal of, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the outstanding Notes on the stated date for payment thereof or on the Redemption Date and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (excluding its obligation to pay the principal of, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Notes.

11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of

Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

12. Restrictive Covenants. This Indenture imposes certain limitations on the ability of the Company and any Subsidiary Guarantors to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) all or substantially all of their properties and assets. The limitations are subject to a number of qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13. Ranking. Payment of principal, premium, if any, and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes is senior, in the manner and to the extent set forth in the Indenture, to all existing and future Indebtedness of the Company that is subordinated to the Notes.

14. Repurchase at Option of Holder.

(a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Registration Default Damages, if any, and Additional Amounts, if any), if any, to the Change of Control Payment Date. Holders of Notes will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(b) This Indenture imposes certain limitations on the ability of the Company or any Restricted Subsidiary to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Disposition exceed certain amounts, as specified in the Indenture, the Company shall be required to make an offer to purchase each Holder’s Notes at 100% of the principal amount thereof, plus accrued interest (and Registration Default Damages, if any, and Additional Amounts, if any), if any, to the purchase date, all in accordance with the Indenture.

15. Guarantee.

(a) As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, fully, irrevocably, unconditionally and jointly and severally guarantee, to the fullest extent permitted by applicable law, on a senior basis, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and premium (if any), and interest (and Registration Default Damages, if any, and Additional Amounts, if any) on the Notes will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Disposition Offer or otherwise; (ii) all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Disposition Offer or otherwise; and (iv) the Company and each of the Subsidiary Guarantors shall give prompt written notice to the Trustee of any fact known to the Company or such Subsidiary Guarantor that would prohibit any Subsidiary Guarantor from making any payment in respect of its Subsidiary Guarantee. Such Subsidiary Guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article XI of this Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

(b) When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations pursuant to the terms of the Indenture.

16. Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Noteholders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Subsidiary Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

18. No Recourse Against Others. No incorporator, direct or indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Subsidiary Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Subsidiary Guarantors under the Notes or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Additional Rights of Holders of Initial Notes. In addition to the rights provided to Holders of Initial Notes under the Indenture, Holders of Initial Notes shall have all the rights set forth in the Registration Rights Agreement.

23. Issuance of Additional Notes. The Company shall be entitled, subject to its compliance with Section 4.9 of the Indenture, to issue Additional Notes under the Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any additional Notes and all Exchange Notes issued in exchange therefore shall be treated as a single class for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in resolution of its Board of Directors and an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture;

(b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(c) whether such Additional Notes shall be subject to restrictions on transfer.

24. Governing Law. THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE SECURITIES SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES THERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[FORM OF ASSIGNMENT]

I or we assign this Note to:

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

(Print or type name, address and zip code of assignee)

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

(Please insert Social Note or other tax identification number of assignee)

and irrevocably appoint                                                           agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:
Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Subsidiary Guarantee*:

*	NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, check the appropriate box:

☐ Section 4.13

☐ Article X.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Article X of the Indenture, as the case may be, state the amount you want to be purchased in denominations on integral multiples of US$1,000: US$                    .

Date:	Signature:
(Sign exactly as your name appears on the other side of this Note)

Tax Identification No:

Signature Subsidiary Guarantee**:

**	NOTICE: The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Schedule A4

The initial principal amount of this Global Note is US$            .

Changes in principal amount of this Global Note are set forth below:

Date	Principal amount by which this Global Note is to be decreased and reason for decrease	Principal amount by which this Global Note is to be increased and reason for increase	Remaining principal amount of this Global Note after such decrease or increase	Notation made by Registrar

[4]	This schedule should only be added if the Notes are issued in global form.

SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES5

The following exchanges of a part of this Global Note for Definitive Notes have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

[5]	This schedule should only be added if the Notes are issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER

OF TRANSFER RESTRICTED SECURITIES6

Re: 8.75% Senior Notes due 2015 of City Telecom (H.K.) Limited

This Certificate relates to US$             principal amount of Notes held in (check applicable space)      book-entry or      definitive form by                                          (the “Transferor”).

The Transferor (check applicable box):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of the Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

☐	Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 2.6(1)(b)(i), Section 2.6(3) or Section 2.6(4)(a)(i) of the Indenture).

☐	Such Note is being transferred to a “qualified institutional buyer” (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account, or for the account of another such “qualified institutional buyer” (in satisfaction of Section 2.6(1)(b)(ii), Section 2.6(3) or Section 2.6(4)(a)(ii) of the Indenture).

☐	Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States of America in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(1)(b)(iii), Section 2.6(3) or Section 2.6(4)(a)(iii) of the Indenture).

☐	Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the States of the United States of America, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(1)(b)(iv), Section 2.6(3) or Section 2.6(4)(a)(iv) of the Indenture).

________________________________________________________________________________________________________________
(Insert Name of Transferor)
By:
Date:

[6]	This certificate shall be included only for Initial Notes.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER

OF SECURITIES

Re: 8.75% Senior Exchange Notes due 2015 of City Telecom (H.K.) Limited

This Certificate relates to US$             principal amount of Notes held in (check applicable space)          book-entry or          definitive form by                                      (the “Transferor”).

The Transferor (check applicable box):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐	has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.